UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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FLIR SYSTEMS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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27700 SW Parkway Avenue

Wilsonville, Oregon 97070

(503) 498 -3547

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON APRIL 21, 2017

To the Shareholders of FLIR Systems, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the “Annual Meeting”) of FLIR Systems, Inc. (the “Company”) will be held on Friday, April 21, 2017, at 9:00 a.m., local time at the principal executive offices of FLIR Systems, Inc. at 27700 SW Parkway Avenue, Wilsonville, Oregon 97070 for the following purposes:

1.	Election of Directors. To elect the ten director nominees identified in the attached Proxy Statement, each for a one-year term expiring in 2018 and to hold office until his or her successor is elected and qualified;

2.	Approval of the Executive Bonus Plan. To approve the adoption of the Amended and Restated 2012 Executive Bonus Plan for the Company’s executive officers;

3.	Ratification of Appointment of the Independent Registered Public Accounting Firm. To ratify the appointment by the Audit Committee of the Company’s Board of Directors of KPMG LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2017;

4.	Advisory Vote on Executive Compensation. To hold an advisory vote on executive compensation;

5.	Advisory Vote on Frequency of Advisory Vote on Executive Compensation. To hold an advisory vote on the frequency with which an advisory vote on executive compensation should be held; and

6.	Other Business. To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The Board of Directors of the Company has fixed the close of business on February 24, 2017 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Only shareholders of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof.

On or about March 10, 2017, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement for our annual meeting and our annual report to shareholders. This Notice provides instructions on how to vote online or by telephone and includes instructions on how to receive a paper copy of proxy materials by mail. This Proxy Statement and our 2016 annual report can be accessed directly at the following Internet address: www.flir.com/investor.

Earl R. Lewis

Chairman of the Board of Directors

Wilsonville, Oregon

March 10, 2017

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 21, 2017

The Notice of Annual Meeting, Proxy Statement and Annual Report on Form 10-K are available at www.flir.com/ investor and www.proxyvote.com.

IT IS IMPORTANT THAT PROXIES BE COMPLETED AND SUBMITTED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE SUBMIT YOUR VOTE BY PROXY VIA THE INTERNET, BY TELEPHONE OR BY MAIL IN THE ENCLOSED POSTAGE-PAID ENVELOPE IN ACCORDANCE WITH THE ACCOMPANYING INSTRUCTIONS.

FLIR SYSTEMS, INC.

27700 SW Parkway Avenue

Wilsonville, Oregon 97070

(503) 498-3547

PROXY STATEMENT

for the

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON APRIL 21, 2017

INTRODUCTION

General

This Proxy Statement is being furnished to the shareholders of FLIR Systems, Inc., an Oregon corporation (“FLIR,” the “Company,” “we,” “us,” or “our”), as part of the solicitation of proxies by the Company’s Board of Directors (the “Board of Directors” or the “Board”) from holders of the outstanding shares of FLIR common stock, par value $0.01 per share (the “Common Stock”), for use at the Company’s Annual Meeting of Shareholders to be held on April 21, 2017, at 9:00 a.m., local time at the principal executive offices of FLIR Systems, Inc. at 27700 SW Parkway Avenue, Wilsonville, OR 97070, and at any adjournment or postponement thereof (the “Annual Meeting”). At the Annual Meeting, shareholders will be asked to elect ten members to the Board of Directors, approve the adoption of the Amended and Restated 2012 Executive Bonus Plan (the “Bonus Plan”), ratify the appointment by the Audit Committee of the Board of Directors of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017, hold an advisory vote on executive compensation, hold an advisory vote on the frequency with which an advisory vote on executive compensation should be held and transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof. This Proxy Statement, together with the enclosed proxy card, is first being made available to shareholders of FLIR on or about March 10, 2017.

Solicitation, Voting and Revocability of Proxies

The Board of Directors has fixed the close of business on February 24, 2017 as the record date for the determination of the shareholders entitled to notice of and to vote at the Annual Meeting. Accordingly, only holders of record of shares of Common Stock at the close of business on such date will be entitled to vote at the Annual Meeting, with each such share entitling its owner to one vote on all matters properly presented at the Annual Meeting. On the record date, there were 136,370,293 shares of Common Stock then outstanding. The presence, in person or by proxy, of a majority of the total number of outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting.

If you are a shareholder of record, you can vote (i) by attending the Annual Meeting and voting in person, (ii) by signing, dating and mailing in your proxy card, or (iii) by following the instructions on your proxy card for voting by telephone or on the Internet. If you hold your shares through a broker, bank or other nominee, that institution will instruct you as to how your shares may be voted by proxy. If you hold your shares through a broker, bank or other nominee and would like to vote in person at the Annual Meeting, you must first obtain a proxy issued in your name from the institution that holds your shares.

If the form of proxy is properly executed and returned in time to be voted at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. Executed but unmarked proxies will be voted FOR the election of the ten nominees to the Board of Directors, FOR the approval of the Bonus Plan, FOR the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2017, FOR the approval of the advisory resolution relating to the Company’s executive compensation, and FOR the approval of the advisory vote on executive compensation every year. The Board of Directors does not know of any matters other than those described in the Notice of Annual Meeting that are to come before the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the proxy will vote the shares represented by such proxy upon such matters as determined by a majority of the Board of Directors.

A shareholder may revoke a proxy at any time prior to its exercise by filing a written notice of revocation with, or by delivering a duly executed proxy bearing a later date to, the Corporate Secretary, FLIR Systems, Inc., 27700 SW Parkway Avenue, Wilsonville, Oregon 97070, or by attending the Annual Meeting and voting in person (although the mere presence of a shareholder at the Annual Meeting will not automatically revoke such shareholder’s previous proxy). A shareholder who attends the Annual Meeting need not revoke a previously executed proxy and vote in person unless such shareholder wishes to do so. All valid, unrevoked proxies will be voted at the Annual Meeting.

PROPOSAL 1: ELECTION OF DIRECTORS

The Company’s Board of Directors has ten members and all director nominees will stand for election to a one-year term. Unless otherwise specified on the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy FOR the election as directors of the persons named below as nominees. The Board of Directors believes that the nominees will stand for election and will serve if elected as directors. However, if any of the persons nominated by the Board of Directors fails to stand for election or is unable to accept election, the number of directors constituting the Board of Directors may be reduced prior to the Annual Meeting or the proxies may be voted for the election of such other person as the Board of Directors may recommend.

Information as to Nominees and Continuing Directors

The following table sets forth the names of the Board of Directors’ nominees for election as a director and those directors who will continue to serve after the Annual Meeting. Also set forth in this section is certain other information with respect to each such person’s age (as of the date of the Annual Meeting), principal occupation and business experience during at least the past five years, the periods during which he or she has served as a director of FLIR, and any position(s) currently held with FLIR.

Nominees:	Age	Director Since	Position Held with FLIR
John D. Carter	71	2003	Director
William W. Crouch	75	2005	Director
Catherine A. Halligan	54	2014	Director
Earl R. Lewis	73	1999	Chairman of the Board of Directors
Angus L. Macdonald	62	2001	Director
Michael T. Smith	73	2002	Director
Cathy A. Stauffer	57	2014	Director
Andrew C. Teich	56	2013	Director and Chief Executive Officer
John W. Wood, Jr.	73	2009	Director
Steven E. Wynne	65	1999	Director

Nominees

JOHN D. CARTER. Mr. Carter has served as a director of the Company since August 2003. From 2002 to 2005, Mr. Carter was a principal in the consulting firm of Imeson & Carter, which specialized in transportation and international business transactions. Mr. Carter served as President and Chief Executive Officer of Schnitzer Steel Industries Inc., a metals recycling company, from May 2005 to November 2008. Since December 1, 2008, Mr. Carter has served as Chairman of the Board of Directors of Schnitzer Steel Industries, Inc. From 1982 to 2002, Mr. Carter served in a variety of senior management capacities at Bechtel Group, Inc. including Executive Vice President and Director, as well as President of Bechtel Enterprises, Inc., a wholly owned subsidiary. Mr. Carter is a member of the Board of Directors and Chairman of the Audit Committee of Northwest Natural Gas Company. He is also on the Board of the Oregon chapter of the Nature Conservancy. He is the principal owner and manager of Birch Creek Associates LLC, which is engaged in agricultural and commercial land ownership, including vineyard ownership, and Dusky Goose LLC, which is in the wine production and sales business. He received his BA in History from Stanford University and his JD from Harvard Law School. In addition to his legal experience gained while practicing law, Mr. Carter brings many years of senior executive management experience, most recently as president and chief executive officer of a multi-billion dollar public company. This combination of legal and management experience enables Mr. Carter to provide guidance to the Company in the areas of legal risk oversight, enterprise risk management, corporate governance, financial management and corporate strategic planning.

GENERAL WILLIAM W. CROUCH (UNITED STATES ARMY—RETIRED). General Crouch has served as a director of the Company since May 2005. General Crouch retired from the United States Army in 1999 following a 36-year career during which he served in numerous roles including Commanding General—Eighth Army and Chief of Staff, United Nations Command and United States Forces Korea; Commander in Chief, United States Army, Europe; Commanding General, NATO Implementation (later Stabilization) Force, Bosnia/Herzegovina; and the United States Army’s 27th Vice Chief of Staff. Until 2010, he served as one of five generals who oversaw the Army’s Battle Command Training Program. In October 2000, General Crouch was named co-chair of the USS COLE Commission, which was formed to examine the terrorist attack on the USS COLE. He has served as a Distinguished Senior Fellow with the Center for Civil Military Operations at the United States Naval Post Graduate School, and serves on the Board of the Keck Institute for International and Strategic Studies at Claremont McKenna College. He received a B.A. in Civil Government from Claremont McKenna College, and a M.A. in History from Texas Christian University. He holds an Advanced Professional Director Certification from the American College of Corporate Directors, a public company director education and credentialing organization. General Crouch’s career as an Army officer and continuing interest in the United States military afford the Company significant insight into the Company’s important military customers in terms of strategic and tactical doctrines and how the Company’s products should be developed and adapted to facilitate the implementation of these doctrines. General Crouch also possesses an understanding of the political and military realities in certain global regions in which the Company’s products are employed. In addition, General Crouch’s experience in senior leadership roles in large Army commands enables him to offer guidance on the leadership of complex organizations such as the Company.

CATHERINE A. HALLIGAN. Ms. Halligan has served as a director of the Company since March 2014. She has served as Advisor to Narvar, a provider of supply chain and post purchase optimization SaaS technology, since 2013. Previously, Ms. Halligan was an Advisor to PowerReviews Inc., a leading social commerce network, from January to March 2012 and Senior Vice President Sales and Marketing from July 2010 to January 2012. Prior to joining PowerReviews Inc., Ms. Halligan held several executive level positions with prominent retailers. From 2005 to 2010, Ms. Halligan served in various executive positions with Walmart, a retailer, including as Vice President Market Development, Global eCommerce from 2009 to 2010 and as Chief Marketing Officer of Walmart.com from 2007 to 2009 along with other executive roles from 2005 to 2009. From 2000 to 2005, Ms. Halligan was an associate partner at Prophet, a management consulting firm. From 1996 to 1999, Ms. Halligan held retail management positions with Williams Sonoma Inc., including Vice President and General Manager, Internet and Vice President, Marketing. Ms. Halligan also has previous executive marketing retail experience with Blue Nile, Inc. and the Gymboree Corporation. Ms. Halligan began her career as a Marketing and Planning Analyst for Lands’ End from 1987 to 1991. Since January 2012, Ms. Halligan has served as an independent director at Ulta Beauty, where she chairs the Compensation Committee and is a member of the Nominating and Governance Committee, and previously served for two years on the Audit Committee. Ms. Halligan received her B.S. in Finance from Northern Illinois University. With over 20 years of experience in marketing, digital and e commerce within the retail industry, Ms. Halligan provides significant expertise with respect to strategic marketing issues, Internet technology and omnichannel business capabilities.

EARL R. LEWIS. Mr. Lewis served as Chairman, President and Chief Executive Officer of the Company from November 2000 until his retirement in May 2013 as President and Chief Executive Officer. He continues to serve as Chairman of the Board. Mr. Lewis was initially elected to the Board in June 1999 in connection with the acquisition of Spectra Physics AB (which at the time owned approximately 35% of the Company) by Thermo Instrument Systems, Inc. Prior to joining FLIR, Mr. Lewis served in various capacities at Thermo Instrument Systems, Inc., with his last role as President and Chief Executive Officer. Mr. Lewis is a member of the Board of Directors of Harvard BioScience and NxStage Medical, Inc. Mr. Lewis is a Trustee of Clarkson University and New Hampton School. Mr. Lewis holds a B.S. from Clarkson College of Technology and has attended post-graduate programs at the University of Buffalo, Northeastern University and Harvard University. Mr. Lewis holds a Masters Professional Director Certification from the American College of Corporate Directors, a public company director education and credentialing organization. Mr. Lewis’ leadership of the Company in the past decade affords him a deep understanding of the Company’s technology and operations, as well as the markets in which the Company operates. Mr. Lewis’ prior service in executive management positions and his past and present service on other boards of directors, including public company boards, enable him to provide insight and guidance in an array of areas including global operations and strategic planning, enterprise risk management, and corporate governance. Mr. Lewis has played, and continues to play, an active role in the Company’s financial management and corporate development, including merger and acquisition activity.

ANGUS L. MACDONALD. Mr. Macdonald has served as a director of the Company since April 2001. In 2000, Mr. Macdonald founded and is currently President of Venture Technology Merchants, LLC, an advisory and merchant banking firm to growth companies regarding capital formation, corporate development and strategy. From 1996 to 2000, Mr. Macdonald was Senior Vice President and headed Special Situations in the health care equities research group at Lehman Brothers, Inc. Prior to joining Lehman Brothers, Mr. Macdonald was a senior securities analyst at Fahnestock, Inc. (now Oppenheimer). He holds a B.A. from the University of Pennsylvania and an MBA from Cranfield University, UK. Through his more than 20 years of experience in investment and merchant banking, Mr. Macdonald has developed extensive expertise in corporate development strategies for technology enterprises such as the Company as well as in financial structuring and strategy. Mr. Macdonald’s years of experience in the financial services sector benchmarking and comparing best practices operationally as well as from an executive management and compensation perspective, provide the Company with insight into the value creation impacts of various financial and operational strategies. These skills enable him to successfully serve as a member of the Company’s Audit and Compensation Committees and to provide insight to the Company in the development of its financial management, capital deployment, employee compensation and executive retention strategies.

MICHAEL T. SMITH. Mr. Smith has served as a director of the Company since July 2002. From 1997 until his retirement in May 2001, Mr. Smith was Chairman of the Board and Chief Executive Officer of Hughes Electronics Corporation. From 1985 until 1997, he served in a variety of capacities for Hughes, including Vice Chairman of Hughes Electronics, Chairman of Hughes Missile Systems and Chairman of Hughes Aircraft Company. Prior to joining Hughes in 1985, Mr. Smith spent nearly 20 years with General Motors in a variety of financial management positions. Mr. Smith is also a director of Teledyne Technologies Incorporated, WABCO Holdings Inc., and Zero Gravity Solutions. He was previously a director of Ingram Micro. Mr. Smith holds a B.A. from Providence College and an MBA from Babson College. He also served as an officer in the United States Army. Throughout his career, Mr. Smith has had extensive financial and general management experience, including service as the chief executive officer of a large public company. These skills and experiences qualify him to serve as the Company’s Audit Committee financial expert and also provides the Company with expertise in corporate governance, enterprise risk management and strategic planning as well as in the areas of global operations and corporate strategic development.

CATHY A. STAUFFER. Ms. Stauffer has served as a director of the Company since March 2014. From September 2005 to 2016 Ms. Stauffer owned and operated her own consulting Company, Cathy Stauffer Consulting, specializing in consumer technology products and assisting clients in identifying and understanding key opportunities and market trends, and developing strategies and tactics for successful market implementation and consumer adoption. In 2010, Ms. Stauffer also served as the Executive Vice President of Market Development for Premier Retail Networks / IZ-ON Media, a Technicolor owned digital media company. From 2004 to 2005, Ms. Stauffer served as Senior Vice President Marketing and Chief Marketing Officer for Gateway Computers, a global personal computer original equipment manufacturer and consumer electronics direct marketer. From 1977 to 1993 and from 1997 to 2004, Ms. Stauffer served in multiple capacities, including as President and in other executive roles, for The Good Guys, Inc., a consumer electronics specialty retailer. Ms. Stauffer also currently serves as the Chairman of Beverages & More, Inc., a leading specialty retailer of alcoholic beverages and related products, and Wilton Brands LLC, a privately owned leading supplier of craft, sewing, knitting, hobby and home decorating materials. Ms. Stauffer’s over three decades of experience in the branding, marketing, communications and market insights in the consumer electronics industry affords the Board valuable insight into the strategic marketing of consumer electronics, a continually increasing focus of the Company. In addition, Ms. Stauffer is a National Associate of Corporate Directors (“NACD”) Board Leadership Fellow, the highest standard of credentialing for directors and governance professionals.

ANDREW C. TEICH. Mr. Teich has been President and Chief Executive Officer of the Company since May 2013. He was elected to the Company’s Board of Directors in July 2013. Previously, Mr. Teich was President of the Company’s Commercial Systems Division from January 2010 to May 2013. From April 2006 to January 2010, he served as President of the Company’s Commercial Vision Systems Division. From 2000 to 2006, he served as the Senior Vice President of Sales and Marketing and then as Co-President of the Imaging Division at FLIR. Mr. Teich joined FLIR as Senior Vice President, Marketing, as a result of FLIR’s acquisition of Inframetrics in March 1999. While at Inframetrics, Mr. Teich served as Vice President of Sales and Marketing from 1996 to 1999. From 1984 to 1996, Mr. Teich served in various capacities within the sales organization at Inframetrics. He holds a B.S. in Marketing from Arizona State University and is an alumnus of the Harvard Business School Advanced Management Program. Mr. Teich has been a Director of Sensata Technologies Inc. since May 2013. Mr. Teich’s over 30-year career in the thermal imaging industry, including the last 18 years with the Company, has enabled him to develop a comprehensive understanding of the Company’s technologies, operations and markets. Combined with prior executive service in roles of increasing responsibility, Mr. Teich’s skill set affords the Company expertise in technology innovation, strategic planning, global operations, and sales and marketing. Mr. Teich has announced his resignation as the Company’s President and Chief Executive Officer pending the appointment of his successor.

JOHN W. WOOD, JR.    Mr. Wood has served as a director of the Company since May 2009. Mr. Wood served as Chief Executive Officer of Analogic Corporation, a leading designer and manufacturer of medical imaging and security systems, from 2003 to 2006. Prior to joining Analogic, Mr. Wood held senior executive positions over a 22-year career at Thermo Electron Corporation. He served as President of Peek Ltd., a division of Thermo Electron Corporation, and as a Senior Vice President of the parent company. He previously served as President and Chief Executive Officer of Thermedics, a subsidiary of Thermo Electron Corporation. Mr. Wood is a director of ESCO Corporation and American Superconductor Corporation. Mr. Wood earned a Bachelor’s degree in Electrical Engineering from Louisiana Tech University and a Master’s degree in Electrical Engineering from Massachusetts Institute of Technology. Mr. Wood holds an Executive Masters Professional Director Certification from the American College of Corporate Directors, a public company director education and credentialing organization. Through his academic training and his extensive executive experience with companies in relevant industries, Mr. Wood possesses the knowledge and expertise to understand and offer guidance regarding the Company’s technologies and markets. In addition, as the former chief executive officer of a public company, Mr. Wood is qualified to provide leadership in the areas of corporate governance, operations and enterprise risk management.

STEVEN E. WYNNE. Mr. Wynne has served as a director of the Company since November 1999. Since July 2012, Mr. Wynne has served as an Executive Vice President of Health Services Group, Inc., a diversified insurance and pharmacy company, where he previously served as Senior Vice President, from February 2010 to January 2011. From January 2011 through July 2012, he served as Executive Vice-President of JELD-WEN, Inc., an international manufacturer of doors and windows. From March 2004 through March 2007, Mr. Wynne was President and Chief Executive Officer of SBI International, Ltd., parent company of sports apparel and footwear company Fila. From August 2001 through March 2002, and from April 2003 through February 2004, Mr. Wynne was a partner in the Portland, Oregon law firm of Ater Wynne LLP. Mr. Wynne served as acting Senior Vice President and General Counsel of the Company from April 2002 through March 2003. Mr. Wynne was formerly Chairman and Chief Executive Officer of eteamz.com, an online community serving amateur athletics, from June 2000 until its sale to Active.com in January 2001. From February 1995 to March 2000, Mr. Wynne served as President and Chief Executive Officer of adidas America, Inc. Prior to that time, he was a partner in the law firm of Ater Wynne LLP. Mr. Wynne received an undergraduate degree and a J.D. from Willamette University. Mr. Wynne also serves on the boards of directors of JELD-WEN Holding, Inc., Pendleton Woolen Mills, Cityfyd and Lone Rock Resources. Mr. Wynne has been associated with the Company in a variety of capacities since 1983, including prior service as its outside counsel. By virtue of this extensive relationship, Mr. Wynne has developed a high degree of familiarity with the Company’s operations, risks and opportunities. In addition, Mr. Wynne’s legal training and senior executive leadership experience with other companies qualify him to provide insight and guidance as a member of the Company’s Audit Committee, as well as in the areas of corporate governance, strategic planning and enterprise risk management.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends that shareholders vote FOR the election of each of its nominees for director. If a quorum is present, a director nominee will be elected if the number of votes cast FOR the nominee exceeds the number of votes cast AGAINST such nominee. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the Annual Meeting, but will have no effect on the election of directors.

CORPORATE GOVERNANCE AND RELATED MATTERS

Communications with Directors

Shareholders and other parties interested in communicating directly with the Chairman or with the non-employee directors as a group may do so by writing to the Chairman of the Board, c/o Corporate Secretary, FLIR Systems, Inc., 27700 SW Parkway Avenue, Wilsonville, Oregon 97070. Concerns relating to accounting, internal controls or auditing matters are promptly brought to the attention of the Audit Committee and handled in accordance with procedures established by the Audit Committee with respect to such matters.

Meetings

During 2016, the Company’s Board of Directors held eight meetings and acted by unanimous written consent one time. Each incumbent director attended more than 75% of the aggregate of the total number of meetings held by the Board of Directors and the total number of meetings held by all committees of the Board on which he or she served, during the period in which he or she served as a director or a committee member, as applicable, in 2016. Under the Company’s Corporate Governance Principles, each director is expected to commit the time necessary to prepare for and attend all Board meetings and meetings of committees of the Board on which he or she serves, as well as the Company’s Annual Meeting of Shareholders. All members of the Company’s Board of Directors attended the 2016 Annual Meeting of Shareholders.

Board of Directors Independence

The Company’s Corporate Governance Principles provide that the Board of Directors must be comprised of a majority of independent directors. The Board of Directors reviews annually the relationship that each director has with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company) and determines the independence of each director. The Board has determined that each of the directors of the Company is “independent” as defined by applicable NASDAQ Stock Market (“NASDAQ”) rules, except for Mr. Lewis, who retired as the Company’s President and Chief Executive Officer in May 2013, and Mr. Teich, the Company’s current President and Chief Executive Officer. The Board of Directors took into account all relevant facts and circumstances in making this determination.

Board of Directors Committees

The Board of Directors has standing Audit, Compensation and Corporate Governance Committees. During 2016 the Board of Directors established an Ethics and Compliance Committee to focus specifically on ethics and compliance matters involving the Company and to highlight the Board’s commitment to Company compliance efforts. Each committee operates pursuant to a written charter, which is reviewed annually. The charter of each committee may be viewed online at www.flir.com/investor. The performance of each committee is reviewed annually. Each committee may obtain advice and assistance from internal or external legal, accounting and other advisors. The members of the Audit, Compensation, Corporate Governance and Ethics and Compliance Committees have all been determined to be “independent” as defined by applicable NASDAQ rules. The members of each committee are identified in the following table.

Name	Audit	Corporate Governance	Compensation	Ethics and Compliance
John D. Carter		Chair
William W. Crouch		X	X	X
Catherine A. Halligan	X
Earl R. Lewis
Angus L. Macdonald	X		Chair
Michael T. Smith	Chair		X
Cathy A. Stauffer			X
Andrew C. Teich
John W. Wood, Jr.		X
Steven E. Wynne	X	X		Chair

The Audit Committee is responsible for, among other things: overseeing the integrity of the Company’s financial statements and financial reporting process; the independent registered public accounting firm’s qualifications, appointment and independence; the performance of the internal audit function; the review of all third-party transactions involving, directly or indirectly, the Company and any of its directors or officers; and the adequacy of the Company’s accounting and internal control systems. During fiscal year 2016, the Audit Committee held five meetings.

The Compensation Committee is responsible for, among other things: all matters relating to the compensation of the Company’s executives, including salaries, bonuses, fringe benefits, incentive compensation, equity-based compensation, retirement benefits, severance pay and benefits, and compensation and benefits in the event of a change of control of the Company, and executive talent management and succession. The Compensation Committee also administers the Company’s equity compensation plans. During fiscal year 2016, the Compensation Committee held seven meetings and acted by unanimous written consent one time. See also the “Compensation Discussion and Analysis” section of this Proxy Statement for additional details on the governance of the Compensation Committee and a description of the Company’s processes and procedures for determining executive compensation.

The Corporate Governance Committee is responsible for, among other things: recommending to the Board operating policies that conform to appropriate levels of corporate governance practice; overseeing the Board’s annual self-evaluation; identifying qualified candidates to serve on the Board; determining the qualification of Board members; evaluating the size and composition of the Board and its committees; reviewing the Company’s Corporate Governance Principles; reviewing the compensation policies for non-employee directors; providing oversight assistance of management activities relating to the integrity and security of the Company’s information technology systems; and recommending nominees to stand for election at each annual meeting of shareholders. The Corporate Governance Committee seeks candidates to serve on the Board who are persons of integrity, with significant accomplishments and recognized business experience, but does not have any specific minimum qualifications or criteria for director nominees. As required by its charter, the Corporate Governance Committee considers diversity of backgrounds and viewpoints when considering nominees for director but has not established a formal policy regarding diversity in identifying director nominees. During fiscal year 2016, the Corporate Governance Committee held four meetings.

The Ethics and Compliance Committee was established in 2016 to focus specifically on ethics and compliance matters involving the Company and to highlight the Board’s commitment to Company compliance efforts and is responsible for, among other things: at the direction of the Board, to make recommendations regarding the Company’s corporate compliance and ethics posture, programs, policies and procedures to facilitate the operation of the Company in a compliant and ethical manner; as may be requested by the Board from time to time, to develop and recommend to the Corporate Governance Committee or Board for approval, revisions to the Company’s corporate governance principles with respect to the Company’s ethics and compliance; as requested by the Board, review and make recommendations regarding the content of the Company’s Code of Ethical Business Conduct and Code of Ethics for Senior Financial Officers; and as requested by the Board, review and make recommendations to the Board or Corporate Governance Committee with respect to policies and programs to facilitate compliance with the Company’s Code of Ethical Business Conduct, Corporate Governance Principles, and Corporate policies and procedures addressing the ethical and compliance operations of the Company, as adopted and amended from time to time by the Board.

Shareholder Nominations and Proxy Access

The Corporate Governance Committee will review recommendations by shareholders of individuals for consideration as candidates for election to the Board of Directors. Any such recommendations should be submitted in writing to the Corporate Secretary, FLIR Systems, Inc., 27700 SW Parkway Avenue, Wilsonville, Oregon 97070. Historically, the Company has not had a formal policy concerning shareholder recommendations to the Corporate Governance Committee (or its predecessors) because the informal consideration process in place to date has been adequate given that the Company has never received any director recommendations from shareholders. The absence of such a policy does not mean, however, that a recommendation would not have been considered had one been received. The Corporate Governance Committee will consider director candidates recommended by shareholders on the same basis it considers director candidates identified by the Committee.

In October 2016, the Board adopted the Fourth Restated Bylaws of the Company (the “Bylaws”). Our Bylaws set forth procedures that must be followed by shareholders seeking to nominate directors. Our Fourth Restated Bylaws include proxy access, which permits eligible shareholders to nominate candidates for election to the Board. Our Bylaws allow a shareholder or a group of no more than 20 shareholders that has maintained continuous ownership of 3% or more of the Company’s Common Stock for at least three years to include nominees for election as director in the Company’s proxy materials for an annual meeting of shareholders. With our current board consisting of ten members, eligible shareholders may nominate a number of director nominees not to exceed two of the directors then in office. To nominate a director, the shareholder must provide the information required by our Bylaws. In addition, the shareholder must give timely notice to our Corporate Secretary in accordance with our Bylaws, which, in general, require that the notice be received by our Corporate Secretary within the time period described above under “Dates for Submission of Shareholder Proposals for 2018 Annual Meeting of Shareholders” section of this Proxy Statement. Each notice given by a shareholder with respect to nominations for the election of directors must comply with the requirements of Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Bylaws.

Corporate Governance

FLIR maintains a Governance page on its website that provides specific information about its corporate governance initiatives, including FLIR’s Corporate Governance Principles, Code of Ethical Business Conduct for FLIR Operations Inside the United States, Code of Ethics for Senior Financial Officers and charters for the committees of the Board of Directors. The Governance page can be found on our website at www.flir.com/investor. To the extent mandated by legal requirements, we intend to disclose on our website any amendments to our Corporate Governance Principles, Code of Ethical Business Conduct for FLIR Operations Inside the United States and Code of Ethics for Senior Financial Officers, or any waivers of its requirements. On October 19, 2016, the Board granted an exception to General William Crouch from the mandatory retirement age imposed on our directors in our Corporate Governance Principles, who will have attained the age of 75 on the date of the 2017 Annual meeting of shareholders. The Board waived this requirement due to General Couch’s understanding of political and military realities in certain global regimes in which the Company’s products are employed and his experience in senior leadership roles in large Army commands that enables him to offer guidance on the leadership of complex organizations such as the Company, which the Board believes make him an indispensable member of the Board at this point in time.

FLIR’s policies and practices reflect corporate governance initiatives that are compliant with the listing requirements of NASDAQ and the corporate governance requirements of the Sarbanes-Oxley Act of 2002, as amended (“SOX”) and the Dodd-Frank Wall Street Reform and Consumer Protection Act, as amended (the “Dodd-Frank Act”), including:

•	The Board of Directors has adopted clear corporate governance policies;

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A majority of the Board members is independent of FLIR and its management based on the relevant independence requirements contained in the Company’s Corporate Governance Principles as well as any additional or supplemental independence standards established by NASDAQ;

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All members of the Board’s Audit, Compensation, Corporate Governance and Ethics and Compliance Committees are independent based on the relevant independence requirements contained in the Company’s Corporate Governance Principles as well as any additional or supplemental independence standards established by NASDAQ, SOX, and the Dodd-Frank Act;

•	The independent members of the Board of Directors meet regularly without the presence of management;

•	FLIR has a Code of Ethical Business Conduct for FLIR Operations Inside the United States and a Code of Ethical Business Conduct for FLIR Operations Outside the United States;

•	The charters of the Board committees clearly establish their respective roles and responsibilities;

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FLIR has an ethics officer and an Internet-based hotline monitored by EthicsPoint® that is available to all employees, and FLIR’s Audit Committee has procedures in place for the anonymous submission of employee complaints on accounting, internal controls or auditing matters; and

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FLIR has adopted a Code of Ethics for Senior Financial Officers that applies to its Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer/Corporate Controller, Vice President of Global Tax and Planning, Corporate Treasurer, Vice President of Global Finance Operations, Business Unit Controllers and Site Controllers.

You may obtain copies of the documents posted on FLIR’s Governance page on its website by writing to the Corporate Secretary, FLIR Systems, Inc., 27700 SW Parkway Avenue, Wilsonville, Oregon 97070.

Board Leadership Structure and Role in Risk Oversight

The Company has a separate Chairman of the Board and Chief Executive Officer structure. In addition, the Chairman of the Company’s Corporate Governance Committee serves as Presiding Director for the executive sessions of the independent directors. The Board has determined that this structure is appropriate for the Company at this time as it most fully maximizes our Chairman’s and our CEO’s extensive knowledge of the

Company’s business and industry. The Board acknowledges that no single leadership model is right for all companies at all times, however, so the Board periodically reviews its leadership structure.

The Board is actively involved in oversight of risks inherent in the operation of the Company’s business including, without limitation, those risks described in the Company’s reports filed from time to time with the Securities and Exchange Commission (“SEC”). It is management’s responsibility to manage risk and bring to the Board’s attention the material risks to the Company. The Board has oversight responsibility of the processes established to report and monitor systems for material risks applicable to the Company. The Board manages this responsibility at the Board level with assistance from its four committees, as appropriate. The Board has delegated to the Audit Committee certain tasks related to the Company’s risk management process. The Audit Committee (i) serves as an independent and objective body to monitor the Company’s financial reporting process and internal control systems and (ii) assists the Board in oversight of the Company’s compliance with legal and regulatory requirements. The Board has delegated to the Compensation Committee basic responsibility for oversight of management’s compensation risk assessment, including the annual determination of whether or not the Company’s compensation policies and practices are reasonably likely to have a material adverse effect on the Company. The Corporate Governance Committee oversees the Company’s risks in the areas of corporate governance and ethics and compliance, and is primarily responsible for Board and committee performance and director nomination/succession. The Ethics and Compliance Committee at the direction of the Board of Directors makes recommendations concerning the Company’s compliance and ethics posture. These committees report the results of their review processes to the full Board during regularly scheduled Board meetings or more frequently, if warranted. In addition to review and discussion of reports prepared by the committees of the Board, the Board periodically discusses risk oversight in specific areas as they arise, including as part of its corporate strategy review.

Compensation Risk

Company management annually conducts an assessment of our compensation policies and practices, including our executive compensation programs, to evaluate the potential risks associated with these policies and practices. Management has reviewed and discussed the findings of the assessment with the Compensation Committee concluding that our compensation programs are designed with an appropriate balance of risk and reward and do not encourage excessive or unnecessary risk-taking behavior. As a result, we do not believe that risks relating to our compensation policies and practices for our employees are reasonably likely to have a material adverse effect on the Company.

In conducting this review, management considered the following attributes of our programs:

•	Mix of base salary, annual incentive opportunities, and long-term equity compensation;

•	Balance between annual and longer-term performance opportunities;

•	Alignment of annual and long-term incentives to ensure that the awards encourage consistent behaviors and achievable performance results over the long term;

•	Use of equity awards that vest over time and in some cases additional holding periods after vesting;

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Generally providing senior executives with long-term equity-based compensation on an annual basis. We believe that accumulating equity over a period of time encourages executives to take actions that promote the long-term sustainability of our business;

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Stock ownership guidelines that are reasonable and designed to align the interests of our executive officers with those of our shareholders. This discourages executive officers from focusing on short-term results without regard for longer-term consequences; and

•	Compensation decisions include subjective considerations, which limit the influence of strictly formulaic factors on excessive risk taking.

In addition, our Compensation Committee considered compensation risk implications during its deliberations on the design of our 2017 executive compensation programs with the goal of appropriately balancing short-term incentives and long-term performance.

MANAGEMENT

Executive Officers

The executive officers of the Company are as follows:

Name	Age	Position
Andrew C. Teich	56	President and Chief Executive Officer
Todd M. DuChene	53	Senior Vice President, General Counsel, Secretary and Chief Ethics and Compliance Officer
Jeffrey D. Frank	60	Senior Vice President, Global Product Strategy
Shane R. Harrison	40	Senior Vice President, Corporate Development and Strategy
Travis D. Merrill	40	Senior Vice President, Marketing and Chief Marketing Officer
Amit Singhi	51	Senior Vice President, Finance and Chief Financial Officer
Thomas A. Surran	54	Senior Vice President, Chief Operating Officer

Information concerning the principal occupations and business experience during at least the past five years of Mr. Teich is set forth under “Proposal 1: “Election of Directors - Information as to Nominees and Continuing Directors - Nominees.” Information concerning the principal occupations and business experience during at least the past five years of the executive officers of the Company who are not also directors of the Company is set forth below.

TODD M. DUCHENE.    Mr. DuChene joined FLIR in September 2014 as its Senior Vice President, General Counsel and Secretary. Prior to joining FLIR, Mr. DuChene served as Executive Vice President, General Counsel and Secretary of Nuance Communications, Inc., a leading provider of speech recognition and related technology to enterprise, healthcare and mobile and consumer customers, where he was responsible for the legal, intellectual property, corporate governance and regulatory activities of the company, from October 2011 to September 2014. Previously, Mr. DuChene served as Senior Vice President, General Counsel and Secretary of National Semiconductor Corporation from January 2008 to October 2011, prior to its acquisition by Texas Instruments Inc. In addition, Mr. DuChene has served as General Counsel to each of Solectron Corporation, Fisher Scientific International Inc. (now ThermoFisher Scientific), and OfficeMax, Inc. Mr. DuChene began his legal career as a corporate lawyer with BakerHostetler in Cleveland, Ohio in 1988. Mr. DuChene is a graduate of The College of Wooster, Wooster, Ohio and the University of Michigan Law School.

JEFFREY D. FRANK.    Prior to his promotion to Senior Vice President, Global Product Strategy in January 2014, Mr. Frank had served as the Company’s Vice President, Global Product Strategy since May 2013. Mr. Frank previously served as Vice President of Product Strategy for the Company’s Commercial Systems Division from December 2004 to May 2013. Prior to joining FLIR, Mr. Frank was a founder and served as Vice President of Business Development for Indigo Systems, Inc. commencing with that company’s inception in 1997. Mr. Frank joined FLIR upon Indigo’s acquisition by FLIR in 2004. Previously, Mr. Frank was Vice President of Business Development for Raytheon Corporation from 1994 to 1997, and for Amber Engineering from 1987 to 1994 prior to Amber’s acquisition by Raytheon Corporation.

SHANE R. HARRISON.    Mr. Harrison has been Senior Vice President, Corporate Development and Strategy since April 2015. Previously, Mr. Harrison was FLIR’s Vice President of Corporate Development and Investor Relations from August 2010 to April 2015. Prior to joining FLIR, Mr. Harrison was a Vice President at Lehman Brothers in their Global Technology Investment Banking group from 2004 to 2008, where he managed business acquisition and capital markets transactions for a variety of technology companies. Previously, he was a Business Planning Analyst at Goodrich Aerospace and an Audit Senior with Deloitte & Touche. Mr. Harrison received his BS cum laude from the University of Oregon and his MBA from the UCLA Anderson School of Management.

TRAVIS D. MERRILL.    Mr. Merrill joined FLIR in April 2014 as Senior Vice President, Marketing and Chief Marketing Officer. Prior to joining FLIR, Mr. Merrill served as Vice President of Marketing for Samsung

Electronics America, where he led the GALAXY Tab business from 2011 to 2014. Previously, he held Strategy and Marketing roles for Samsung in Korea and in the US from 2006 to 2011. From 1998 to 2004, Mr. Merrill held various Operations, Marketing, and International Development positions in the telecommunications industry at Covad and at US West (now CenturyLink). Mr. Merrill received a B.A. magna cum laude from Wabash College, an M.S. in Telecommunications from the University of Colorado Boulder, and an MBA from Harvard Business School.

AMIT SINGHI.    Mr. Singhi joined FLIR in August 2015 as Senior Vice President, Finance, and Chief Financial Officer. Prior to joining FLIR, Mr. Singhi was an employee of Ford Motor Company from August 1994 to August 2015, most recently as Controller of Ford Motor Company’s Global Customer Service Division, Aftermarket Parts & Services since April 2015. Mr. Singhi was previously Chief Financial Officer of Ford South America from April 2012 to March 2015, Director, Americas Profit Analysis from January 2011 to March 2012, and Controller, Retail/Fleet Marketing & Global Lifecycle Analytics from January 2010 to December 2010. He holds an M.B.A. and an M.S. in Electrical Engineering Systems from the University of Michigan, and a Bachelors of Technology in Electrical Engineering from the Indian Institute of Technology.

THOMAS A. SURRAN.    Mr. Surran has served as the Company’s Senior Vice President, Chief Operating Officer since January 2014. Mr. Surran previously served as President of the Company’s Commercial Systems Division from May 2013 to January 2014. Mr. Surran joined the Company for a second time in December 2009 as the Chief Financial Officer of the Commercial Systems Division. From May 2010 until May 2013, in addition to his Division Chief Financial Officer role, Mr. Surran also served as Vice President and General Manager of Raymarine, a FLIR company. Previously, Mr. Surran served in the role of General Manager of the Company’s Commercial Vision Systems (formerly Indigo) Operations in Goleta, CA from January 2004 to June 2007. Mr. Surran initially joined FLIR upon Indigo’s acquisition by FLIR in 2004. Prior to Indigo, he held positions with TDK Corporation, Headway Technologies, Inc., and Everex Systems, Inc. Mr. Surran received his B.S. from Xavier University and his MBA from the University of Chicago.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

This Compensation Discussion and Analysis describes the principles and material elements of our executive compensation program, how we applied those principles in determining the material elements of the compensation for our Named Executive Officers (“NEOs”) for 2016 and how we use our executive compensation program to drive performance. We believe that our actions in 2016 and in prior years effectively link pay to performance.

Our NEOs for 2016 are:

•	Andrew C. Teich, President and Chief Executive Officer (“CEO”)

•	Amit Singhi, Senior Vice President, Finance and Chief Financial Officer (“CFO”)

•	Thomas A. Surran, Senior Vice President, Chief Operating Officer

•	Todd M. DuChene, Senior Vice President, General Counsel, Secretary and Chief Ethics and Compliance Officer

•	Jeffrey D. Frank, Senior Vice President, Global Product Strategy

Executive Summary

Our Business and Strategy

We are a world leader in sensor systems that enhance perception and awareness. Our advanced sensors and integrated sensor systems enable the creation, gathering, and analysis of critical data and images for use in a wide variety of applications in commercial, industrial, and government markets worldwide.

Our strategy is focused on enabling our customers to benefit from the valuable information produced by advanced sensing technologies and on delivering sustained superior financial performance and returns for our shareholders. Over the past ten years we have dramatically expanded the availability of thermal imaging technology in a wide range of applications through a business model that focuses on reducing costs through continuous innovation and vertical integration. This has resulted in a nearly 16 fold increase in annual unit volumes since 2006, and the establishment of thermal imaging solutions in numerous markets where it was previously unavailable due to cost or technology constraints.

2016 Business and Financial Highlights

In 2016, we increased consolidated revenue by 7% with five of our six segments showing revenue growth. Revenue in the Instruments segment declined compared to 2015 primarily due to softness in the building and predictive maintenance product lines during 2016. For 2016 we achieved 89% of our revenue growth target established for our annual incentive plan.

In addition, in 2016 we completed four acquisitions establishing a platform for future revenue and earnings growth. Transaction related expenses caused operating profitability to decline which impacted earnings per share, our most heavily weighted incentive plan metric for 2016. This attention to long-term Company performance negatively impacted overall achievement of 2016 executive incentive plan metrics and contributed to reducing our executives’ annual incentive compensation by over 50% as compared to their 2016 incentive targets.

Business highlights for 2016 include the following:

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Strategic Acquisitions—We acquired four businesses during the year. In June, we acquired Armasight, Inc., a leading developer of tactical sporting, hunting, and military optics products, and Innovative

Security Designs, Inc., a provider of advanced networked security camera solutions. In November, we acquired Point Grey Research, Inc., makers of advanced visible imaging cameras and solutions that are used in machine vision applications, and Prox Dynamics AS, an innovative manufacturer of nano-class unmanned aerial systems (UAS) that are used for military and para-military intelligence and surveillance.

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Operating cash flow—During 2016, we generated $312 million of cash flow from operations, an increase of 13% and representing 187% of net income. This growth was primarily due to changes in current balances. Cash flow was sufficient to continue to invest in our business and contributed to our ability to make four acquisitions, return $132 million in cash to our shareholders via share repurchases and dividend payments, while still finishing the year with ample cash resources for continued deployment. Operating cash flow was a metric in our annual incentive plan and we achieved 150% of our target for this metric in 2016.

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Return of capital—We continued to return capital to shareholders both directly and indirectly. During 2016, we repurchased 2.1 million shares of our Common Stock at an average price of $30.99 per share, and paid Common Stock dividends of $66 million. During 2016, these initiatives improved our total shareholder return by 4%, and improved our return on equity by 1%. Since the inception of our share repurchase program in 2003, the program has returned nearly $1.3 billion of capital to our shareholders.

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New products and innovation—We introduced a wide array of new products during 2016, many utilizing our revolutionary Lepton® thermal microcamera core. For example, we introduced the Scout TK, a handheld thermal monocular for outdoor enthusiasts that creates a new entry-level price point for consumers, the TG-130 handheld spot temperature tool for professionals and homeowners, and the TrafiOne intelligent traffic sensor. Through our business of selling our technology to original equipment manufacturers (OEMs), Lepton was incorporated into several interesting products during 2016, including the CAT S60 smartphone, the Scott Sight firefighter mask, and the Snap-on Diagnostic Thermal Imager for automotive maintenance and repair applications. We also introduced our new high-performance uncooled camera core, the Boson, which is our smallest, lightest, and least power-consuming, high-performance uncooled thermal camera for OEMs. Many of these products feature innovative software to enhance the user experience and increase the value proposition of the product, such as advanced image processing, resolution enhancement, video analytics algorithms, and advanced user interfaces. We believe that these products and technologies demonstrate our ongoing commitment to being a customer-focused technology leader, and are expected to have a positive impact on our future results.

Stock Price Performance

Over the three- and five-year periods ending December 31, 2016, we underperformed both the Standard & Poor’s 500 Index (the “S&P 500”) and our 2016 Peer Group (see below) in relative total shareholder return (“TSR”), as reflected in the following graph. During 2016, we outperformed both the S&P 500 as well as the Peer Group. At December 31, 2016, the closing price of our Common Stock was $36.19.

2016 Executive Compensation Highlights

Our executive compensation program is designed to align the interests of our executive officers with those of our shareholders by providing market-competitive compensation opportunities to our executives upon the achievement of a variety of short-term and long-term objectives. The Compensation Committee reviews at least annually all elements of compensation for our executive officers, including our NEOs, and makes changes as needed to remain competitive, fair, reasonable and consistent with our goals of pay for performance and alignment with shareholder interests.

During 2016, the Compensation Committee made several key decisions:

•	Base Salary—Increased annual base salaries of our NEOs to maintain market-competitiveness. Salary increases for our NEOs ranged from a low of 1.7% to a high of 5.0%, with an average increase of 3.1%.

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Annual Cash Incentive—Increased the annual cash incentive opportunity of our CEO from 105% to 110% of his base salary to remain market-competitive with target cash compensation at the 50th percentile of our 2016 Comparator Group. Designed our 2016 annual incentive plan (“AIP”) to focus exclusively on Company performance objectives, with a strong emphasis on earnings per share (“EPS”), as the criteria for payment of cash incentives to the NEOs.

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Long-Term Equity Incentive—Granted a mix of time-based and performance-based equity awards to our NEOs, with the performance-based equity awards eligible for vesting based on our relative TSR and return on invested capital (“ROIC”), each over a three-year performance period, and with any shares vesting at the end of the three-year performance period subject to an additional 1-year holding period. This incentive is designed to retain key executives over a longer-term period by providing time-based equity awards vesting over three years and, through the overlay of equity awards where vesting is based on achieving relative TSR greater than market and ROIC performance in excess of our 2016 Peer Group. These programs provide the opportunity for our key executives to earn additional compensation for over performance that is also beneficial to our shareholders.

We continually review our executive compensation plans and practices based on such factors the Compensation Committee deems appropriate, which may include evolving market practices, executive officer retention, feedback from our shareholders, changes in our strategy or financial performance, or changes in accounting and tax rules. For 2017, our Compensation Committee solicited input from several of our key shareholders regarding the Company’s compensation program and has taken shareholder feedback into account in designing our 2017 compensation program for executive officers.

Pay for Performance Overview

Pay Mix

In 2016, we continued our strong commitment to a pay for performance methodology by aligning a significant portion of executive compensation with demonstrated performance. As shown by the charts below, fixed compensation for our CEO was only 17% of annual total direct compensation (27% on average for our other NEOs) with CEO at risk performance-based compensation (annual cash incentives and long-term equity incentives) making up the remaining 83% of annual total direct compensation (base salary, annual cash incentives, and long-term incentive equity incentives) (73% on average for our other NEOs).

Overall Alignment of Pay and Performance

Our executive compensation program is designed to limit the amount of fixed (not at risk) compensation and to pay out incentive (at risk) compensation only upon the achievement of superior financial results. Target annual total direct compensation (which includes both at risk and not at risk compensation) is established annually at or about the 50th percentile of our 2016 Comparator Group (see below). At risk incentive compensation is paid only if stringent objective financial metrics are met. As a result, because most of our annual total direct compensation is at risk and subject to stringent Company performance criteria, it is intended that our executive officers, including our NEOs, will earn compensation only at or about the 50th percentile of our 2016 Comparator Group if the Company achieves superior results. Failure to achieve targeted metrics significantly impacts the amount of performance-based compensation earned and is intended to result in total realized compensation for executive officers below the 50th percentile of our 2016 Comparator Group. We believe this pay-for-performance philosophy incentivizes our executive officers, including our NEOs, to meet our short-term and long-term objectives.

The charts below illustrate the alignment between key metrics (our TSR and adjusted EPS) on which our compensation decisions (annual total direct compensation and annual cash incentives paid to our CEO) were based for each of the last five fiscal years.

*	Performance-based Equity Value reflects the grant date fair value of the Award when granted, not the resulting value to the executive: For FY2012 the performance-based Equity Award did not vest and no value was realized by the executive.

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Annual total direct compensation consists of annual base salary, AIP payment and annual long-term incentive award (grant date fair value of annual equity awards, not cash actually received). Annual total direct compensation is based on the compensation of Mr. Earl Lewis for fiscal 2012 and the compensation of Mr. Teich for fiscal 2013, 2014, 2015 and 2016. Compensation shown above excludes amounts reported under the “Change in Pension Value” and the “All Other Compensation” columns in the Summary Compensation Table.

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TSR line illustrates the total shareholder return on our common stock during the period from December 31, 2011 through December 31, 2016, assuming $100 was invested at the end of fiscal 2011 and assuming reinvestment of dividends.

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Adjusted EPS line illustrates our reported EPS as adjusted by our Compensation Committee for fiscal 2012 through fiscal 2016 to exclude certain non-operating adjustments. Our 2013 reported EPS of $1.22 was adjusted to exclude $27.5 million of pre-tax restructuring expenses and $3.5 million of pre-tax executive retirement expenses related to Mr. Lewis’ retirement as CEO. Our 2014 reported EPS of $1.39 was adjusted to exclude $17.0 million of pre-tax restructuring expenses.

Other Key Compensation Practices

We believe we engage in best practice executive compensation policies and programs:

What we do

•	Independent Compensation Committee. The Compensation Committee is made up of all independent directors.

•	Independent Compensation Committee Advisor. The Compensation Committee engaged its own independent compensation consultant to assist with the design of the 2016 compensation program.

•	Annual Executive Compensation Review. The Compensation Committee conducts an annual review of compensation for our executive officers and a review of compensation-related risks.

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Compensation At-Risk. The executive compensation program is designed so that a significant portion of executive annual compensation is “at risk” to align the interests of our NEOs and our shareholders. For 2016 actual incentive plan achievement was only 48% of target based on the challenging goals set by our Compensation Committee.

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Mixed Performance-Based Incentives and Incentive Caps. Our executive compensation program utilizes a mix of performance-based cash incentives (short-term) and time- and performance-based equity incentives (long-term) having different performance-based metrics. We also cap maximum annual performance-based cash incentives at 200% of the payout target and performance-based equity compensation at 200% of the payout target for the Performance Grant, as discussed below.

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Multi-Year Vesting Requirements. The performance-based equity awards granted to the NEOs vest or are earned over a three-year period, consistent with current market practice and our retention objectives.

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Clawback Policy: We adopted a clawback policy with respect to cash incentive awards that requires that such awards be repaid to the Company in the event of certain acts of misconduct or gross negligence.

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Stock Ownership Guidelines. We maintain stock ownership guidelines for our directors and our executive officers. Within five years of joining the Company, directors and executive officers are required to hold shares of the Company’s common stock or in the money options equal to or greater than four times the director’s annual board retainer (greater than or equal to one times salary for executive officers, other than the CEO). The CEO is required to hold vested shares of the Company’s common stock equal to or greater than three times the CEO’s annual salary. For 2016, shares that vest pursuant to our performance-based equity awards generally are subject to an additional 1-year holding requirement before the shares can be sold.

What we don’t do

•	Limited Perquisites. We provide minimal perquisites and other personal benefits to the NEOs.

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No “Golden Parachute” Tax Reimbursements. We do not provide any tax reimbursement payments (including “gross-ups”) on any tax liability that the NEOs might owe as a result of the application of Sections 280G or 4999 of the Internal Revenue Code (the “Code”).

•	Hedging and Pledging Prohibited. Employees may not hedge or pledge Company securities as collateral.

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No Repricing of Underwater Options. Our plan prohibits the repricing of stock options or other downward adjustment in the option price of previously granted stock options (other than to reflect corporate transactions such as mergers).

•	No Stock Options Granted with an Exercise Price Less Than Fair Market Value. All stock options are granted with an exercise price at the closing price on the date of grant.

Corporate Governance and Decision-Making

General Philosophy

Our executive compensation program is designed to promote the following principal objectives:

•	To attract and retain executive officers with the skills, experience and motivation to enable the Company to achieve its stated objectives;

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To provide a mix of current, short-term and long-term compensation to achieve a balance between current income and long-term incentive opportunity and promote focus on both annual and multi-year business objectives;

•	To align total compensation with the performance results we seek for our shareholders, including, long-term growth in revenue and EPS;

•	To allow executive officers who demonstrate consistent performance over a multi-year period to earn above-average compensation when we achieve above-average long-term performance;

•	To be affordable and appropriate in light of our size, strategy and anticipated performance; and

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To be straightforward and transparent in its design, so that shareholders and other interested parties can clearly understand all elements of our executive compensation programs, individually and in the aggregate.

The Compensation Committee uses these principles to determine base salaries, annual cash incentives and long-term equity incentives. The Compensation Committee also considers our business objectives, the skills and experience of the executive, competitive practices and trends and corporate considerations, including the compensation level of an executive officer relative to our other executive officers and affordability of the compensation program. The Compensation Committee further considers the results of the annual advisory “say-on-pay” vote and shareholder feedback.

At our 2014 Annual Meeting, a strong majority (approximately 86% of the votes cast) of our shareholders approved the executive compensation program described in our 2014 proxy statement. The Compensation Committee considered this strong shareholder support in implementing the 2016 executive compensation program.

Fiscal 2016 Peer Group

The Compensation Committee, in consultation with management and from Aon Hewitt’s technology compensation consulting group, Radford (“Radford”), compares our executive compensation program with compensation paid by a peer group consisting of a broad range of high-technology companies whose businesses are similar to ours and with which we typically compete for executive talent.

For the composition of our 2016 peer group (the “2016 Peer Group”), we considered publicly-traded companies of similar size (based on revenues, employee size and market capitalization) and in the test and measurement and sensor systems industries. Each of the companies below met most, if not all, of these criteria. We also qualitatively evaluated each 2016 Peer Group member based on its business focus and corporate strategy and ultimately selected companies most similar to FLIR with regards to business focus and financial profile.

After reviewing our Peer Group in October 2015, the Compensation Committee did not make any changes to the Peer Group. The tables below set forth our 2016 Peer Group.

Fiscal 2016 Peer Group

AMETEK	KLA-Tencor	Perkin Elmer	Trimble Navigation
Bio-Rad Laboratories	Lam Research	Rockwell Collins	Viavi Solutions (formerly JDSU)
Curtiss Wright	MKS Instruments	Roper Technologies	Waters Corporation
Esterline Technologies	Moog	Teledyne Technologies	Woodward
FEI Company	OSI Systems	Teradyne

Based on data compiled by Radford in August 2015, we were in the lower quartile of the 2016 Peer Group based on employee size and trailing 12-month revenues, above the 50th percentile of the 2016 Peer Group based on trailing 12-month net income and gross margin, and approximately at the 50th percentile of the 2016 Peer Group median with respect to market capitalization. The chart below illustrates our positioning versus the 2016 Peer Group for these metrics.

Radford provided data for our 2016 Peer Group on base salary, annual cash incentive opportunities, long-term equity incentives, and annual total direct compensation. Radford supplemented the 2016 Peer Group data with data from the Radford Global Technology Survey. The survey data was blended equally with the 2016 Peer Group data, where possible, to create our comparison group (the “2016 Comparator Group”). The Compensation Committee, in consultation with management, used this data to assess the compensation levels paid by the 2016 Comparator Group and the levels paid at approximately the 50th percentile of the 2016 Comparator Group. The Compensation Committee retains the discretion to set any element of an executive officer’s compensation outside this targeted level based on such factors as it deems appropriate including, but not limited to, the experience and responsibilities of such executive officer, the expected future contribution of each executive officer, the overall mix of base salary and short-term and long-term incentives being offered to the executive, internal pay equity based on the impact on the business and performance, retention and such other individual and business factors that may be relevant to an executive officer.

Role of Compensation Committee

The Compensation Committee has a written charter approved by the Board that specifies the Compensation Committee’s duties and responsibilities, which is available on our website at: http://investors.flir.com/corporate-governance.cfm?CategoryID=2305. In accordance with its charter, the Compensation Committee is responsible for all compensation for our executive officers. In discharging this responsibility, the Compensation Committee annually:

•	reviews and establishes our compensation strategy to ensure that our executive officers are rewarded appropriately for their contributions to our growth and profitability,

•	reviews and establishes performance goals and objectives with respect to the compensation of our CEO and other executive officers, and

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evaluates the performance of the CEO, and reviews the CEO’s evaluation of our other executive officers and in conjunction with the Corporate Governance Committee of the Board reviews and establishes the compensation of the Board.

Each member of the Compensation Committee has been determined to be independent under Nasdaq, SEC and Internal Revenue Code rules.

Role of Compensation Consultant

The Compensation Committee has the authority to engage independent advisors to assist it in carrying out its responsibilities. For 2016, the Compensation Committee engaged Radford as its independent executive compensation consultant. Radford reports directly to the Compensation Committee and not to management. The Compensation Committee assessed the independence of Radford pursuant to Nasdaq and SEC rules and concluded that the work Radford performed for the Compensation Committee did not raise any conflict of interest. Radford provides the Compensation Committee with an annual update of its services and related fees. Radford’s aggregate fees rendered for consulting services for the Compensation Committee in 2016 were approximately $70,000.

Radford assisted the Compensation Committee in helping to establish the 2016 Peer Group and the 2016 Comparator Group. Radford assessed the competitiveness of the compensation of the executive officers as compared to the compensation of similarly-situated executives of members of our 2016 Peer Group. Radford assessment contained a competitive pay analysis based on a methodology that included a review of 2016 Peer Group data, and evaluated the three major components of our executive compensation program: base salary, annual incentive cash, and long-term equity incentives, in addition to annual total direct compensation and the impact of our financial performance on executive compensation.

Company management separately engages Radford for compensation surveys to benchmark non-executive officer employee compensation and also engages the Radford affiliate, Aon Risk Services, for risk related insurance products, such as property and casualty insurance and director and officer liability insurance. Neither of these engagements is approved by the Compensation Committee. The fees paid in aggregate by the Company to Radford and Aon Risk Services for all other services excluding Compensation Committee consulting services, totaled $242,872 in 2016.

Role of Management

The CEO, with the assistance of other members of our management team and our human resources team, works closely with the Compensation Committee in determining the compensation of the other executive officers, including our other NEOs. Each year, the CEO reviews the performance of the other executive officers for the previous year, and then shares these evaluations with, and, with the assistance of our human resources team, makes recommendations to the Compensation Committee for each element of compensation. These recommendations concern the base salary, annual incentive compensation, and long-term equity incentives for each executive officer (other than himself) based on our financial results from the previous fiscal year and the individual executive officer’s contribution to these results and to our Company. The Compensation Committee then reviews these recommendations and considers the other factors described above and makes decisions as to each individual compensation element for the executive officers. The CEO, in collaboration with our CFO and other members of management, also assists the Compensation Committee with the identification of performance objectives for the AIP and long-term equity incentive program.

Certain executive officers attend Compensation Committee meetings at the invitation of the Compensation Committee. No executive officer attends an executive session at which the executive officer’s compensation is determined.

Components of our Executive Compensation Program

Our executive compensation program consists of the following four primary components:

Compensation Component	Purpose

Base Salary	To compensate our executive officers for their day-to-day efforts based on demonstrated experience, competencies, and performance.

Annual Cash Incentives	To motivate and reward achievement of our annual strategic goals only if we achieve our short-term goals, consistent with our “pay-for-performance” philosophy.

Long-Term Equity Incentives	To align our executive officers’ interests with the long-term interests of our shareholders and to achieve our retention objectives through multi-year vesting requirements and through performance-based vesting requirements linked to our long-term strategic goals.

Benefits (including post-employment compensation arrangements)

To retain our executive officers and reduce the degree to which the possible loss of employment might affect our executives’ willingness to take risks or enter into strategic relationships and transactions that, while potentially beneficial to our shareholders, might result in the termination of the executive’s employment.

We believe that each individual component is useful in achieving one or more of the objectives of our executive compensation program and that together, these components are effective in achieving our overall objectives.

Compensation Setting and Elements of Compensation

At the beginning of 2016, the Compensation Committee evaluated the annual total direct compensation - annual base salary, annual cash incentives and long-term equity incentive - for each of our executive officers, including our NEOs. In determining the NEOs’ targeted annual total direct compensation, the Compensation Committee considered, among other factors, each element of compensation, the compensation package as a whole and compensation levels at our peer companies for comparable positions, as well as the impact of our financial performance on executive compensation. The Compensation Committee targeted the approximately 50th percentile of the 2016 Comparator Group for the core component of each NEO’s annual total direct compensation (base salary, annual cash incentives, and time-based equity grants) and for each individual element of compensation within this core component. In addition, the Compensation Committee also grants performance-based equity to our NEOs in order to provide rewards for our executives for driving long-term growth, which grants, after factored in with the core component, are designed to stretch each NEO’s overall annual total direct compensation above the 50th percentile of our 2016 Comparator Group. The performance-based equity program is intended to pay out only for superior performance. The performance targets are meaningfully above the median results of our 2016 Peer Group, as detailed below under the “Long-Term Incentive Program” section below.

We believe that this design allows us to meet the objectives of our executive compensation program, including attracting and retaining talented executives in a highly competitive market, while retaining flexibility to tailor compensation based on individual circumstances.

The Compensation Committee retained the discretion to set any element of an NEO’s compensation outside the applicable target percentiles based on such factors as it deemed appropriate including, but not limited to, the experience and responsibilities of such NEO, the expected future contribution of the applicable NEO, the overall mix of base salary and short-term and long-term incentives being offered to the NEO, internal pay equity based on the impact on the business and performance, retention and such other individual and business factors that may be relevant to the NEO.

Base Salary

We provide base salary to compensate our executive officers, including our NEOs, for their day-to-day efforts based on demonstrated experience, competencies and performance. In 2016, the Compensation Committee made market-based increases to the base salaries of each of our NEOs in recognition of their strong performance and based on the data provided by Radford regarding market positioning of each NEO’s annual base salary and the recommendations of our CEO (except with respect to his own base salary), as well as the other factors described above under the “Compensation Setting and Element of Compensation” section of this report. The base salary adjustments generally placed each NEO’s base salary at approximately the 50th percentile of the 2016 Comparator Group, except as described in this paragraph. Mr. Singhi’s base salary remained slightly below the 50th percentile of the 2016 Comparator Group after taking into consideration his base salary when he joined us in August 2015 and his new hire package compensation package, which placed a greater portion of his overall annual total direct compensation in the form of equity awards. Mr. Frank’s base salary also remained slightly below the 50th percentile of the 2016 Comparator Group.

The base salaries for 2016 were effective as of February 20, 2016. The chart below summarizes the changes to the base salaries of our NEOs for 2016:

2016 Base Salary Changes

NEO	2015 Salary	2016 Salary	Percentage Change
Andrew C. Teich	$815,000	$839,500	3.0%
Amit Singhi	$425,000	$432,200	1.7%
Thomas A. Surran	$490,000	$504,700	3.0%
Todd M. DuChene	$391,500	$411,100	5.0%
Jeffrey D. Frank	$320,000	$329,600	3.0%

The base salaries paid to the NEOs during 2016 are set forth in the “Summary Compensation Table.” Mr. Teich has announced his retirement as President and Chief Executive Officer of the Company pending the appointment of his successor.

Annual Incentive Compensation

We use annual incentive compensation in the form of cash incentives to motivate and reward achievement of annual strategic goals and to better align the executive officer, including our NEOs, interests with shareholders’ interest by promoting strong, annual financial and business results. These cash incentive opportunities are granted under our AIP, which, for our executive officers, is a subplan of the 2012 Executive Bonus Plan that was approved by our shareholders in 2012 (the “Bonus Plan”).

Our AIP covers virtually all United States employees that are not eligible for sales incentives and all employees outside of the United States that are not eligible for sales incentives or profit sharing. Our AIP is designed to pay cash incentives based on our achieving strategic and financial objectives. Company and individual objectives are designed to incentivize management to drive strong operating performance, invest in innovation to drive future growth and create shareholder value. For our executive officers, including our NEOs, these cash incentive opportunities are granted under our Bonus Plan and intended to qualify as “performance-based” compensation under Section 162(m) of the Code

Target Cash Incentive Opportunities

Target cash incentive opportunities for each of our executive officers, including our NEOs, are expressed as a percentage of base salary. In approving the 2016 target cash incentive opportunities for our NEOs, the Compensation Committee reviewed the 2015 target cash incentive opportunities of each NEO, taking into consideration a competitive market analysis performed by Radford and the recommendations of the CEO (except with respect to his own target cash incentive opportunity), as well as the other factors described above under the “Compensation Setting and Element of Compensation” section of this report. We set each NEO’s target cash incentive opportunity at a level that, when considered with his base salary, provided the appropriate motivational and retention incentives and was market competitive.

In 2016, the Compensation Committee approved a 5% increase to the target cash incentive opportunity percentage for our CEO to bring his target cash incentive opportunity to the 50th percentile of the 2016 Comparator Group. The Compensation Committee did not make any changes to the target cash incentive opportunities for the other NEOs in 2016 as it believed the 2015 cash incentive opportunities provided appropriate incentives and were market-competitive. The 2016 target cash incentive opportunities for our CEO and CFO were at the 50th percentile of the 2016 Comparator Group. The 2016 target cash incentive opportunities for the remaining NEOs were between the 50th and 75th percentiles of the 2016 Comparator Group.

The target cash incentive opportunities of the NEOs for 2016 were:

2016 Target Cash Incentives & Actual Payments Received

NEO	Percent of Base Salary	2016 AIP Target	2016 AIP Actual
Andrew C. Teich	110%	$923,500	$440,800
Amit Singhi	80%	345,800	165,100
Thomas A. Surran	80%	403,800	192,800
Todd M. DuChene	75%	308,300	147,200
Jeffrey D. Frank	60%	197,800	94,500

The annual incentive payments made to the NEOs for 2016 are also set forth in the “Summary Compensation Table,” which appears later on in this report.

In addition to the above, the maximum cash incentive that any executive officer, including our NEOs, could achieve in 2016 was equal to 0.5% (1.0%, in the case of our CEO) of net earnings in 2016. For these purposes, “net earnings” is a GAAP measure that is calculated in accordance with how we calculate net earnings in our Form 10-K filing for the fiscal year end December 31, 2016.

The Compensation Committee, with input from management, approved the following performance metrics and relative weightings under the AIP applicable to our executive officers, including our NEOs:

Performance Metric	Weighting
EPS	40%
Revenue	20%
Bookings	20%
Operating Cash Flow	20%

These performance metrics were similar to the performance metrics used in the 2015 annual incentive plan, with the following changes: (1) we moved from operating cash flow as a percentage of net income to absolute cash flow in an effort to drive more focus and not penalize our executives and employees for non-cash related improvements in net income and (2) added a booking component to provide incentives to our executive officers, including our NEOs, to work as a team to drive more focus on bookings cadence to grow our business, which further enhances the link between the interests of our executive officers and our shareholders. The Compensation Committee added the bookings component in March 2016 by replacing a discretionary component (with the same relative weighting) it originally approved under the AIP because it believed it was important and consistent with market practices to have the full amount of the NEO’s cash incentive tied to achievement of key corporate metrics.

We believe these performance metrics were appropriate because they incented our executive officers, including our NEOs, to achieve the financial, business, and strategic objectives reflected in our 2016 operating plan and were linked to the interests of the shareholders.

AIP Formula

EPS.     The table below sets forth the threshold, target, and maximum levels of the EPS performance metric, as well as the multiplier that would be applied to the portion of the eligible cash incentive upon achievement of this performance objective, which constituted 40% of the target cash incentive opportunity. The EPS target is approximately 10% greater than our 2015 reported EPS. For every 1% increase or decrease in EPS versus the target, the multiplier increases or decreases, as applicable, by 10%, provided that the multiplier is zero when EPS is less than our reported 2015 EPS. At times, the Compensation Committee, at its discretion, may adjust the AIP formula where necessary to avoid unintended results, such as one-time non-operating adjustments. No adjustments were made for 2016.

Revenue.     Revenue is a GAAP measure that is calculated in accordance with how we reported revenue in our Form 10- K filing for the fiscal year end December 31, 2016. The table below sets forth the threshold, target, and maximum levels of the revenue performance metric, as well as the multiplier that would be applied to the portion of the eligible cash incentive upon achievement of this performance objective, which constituted 20% of the target cash incentive opportunity. The revenue target is approximately 8% greater than the actual revenue achievement in 2015. For every 1% increase or decrease in revenue versus the target, the multiplier increases or decreases, as applicable, by 10%, provided that the multiplier is zero when revenue is less than the revenue achievement in 2015.

Bookings.     Bookings is an operating measure that is calculated by determining the value of orders for Company products and services received giving effect to a contractual agreement meeting the criteria of the Company’s written bookings policy. The table below sets forth the threshold, target, and maximum levels of the bookings performance metric, as well as the multiplier that would be applied to the portion of the eligible cash incentive upon achievement of this performance metric, which constituted 20% of the target cash incentive opportunity. The bookings target is approximately 5% greater than the bookings achievement in 2015. For every 1% increase or decrease in bookings versus the target, the multiplier increases or decreases, as applicable, by 10%, provided that the multiplier is zero when bookings is less than the bookings achievement in 2015.

Operating Cash Flow.     Operating Cash Flow is calculated in accordance with how we report cash flow from operations in our Form 10-K filing for the fiscal year end December 31, 2016. The table below sets forth the threshold, target, and maximum levels of the operating cash flow performance metric, as well as the multiplier that would be applied to the portion of the eligible cash incentive upon achievement of this performance objective, which constituted 20% of the target cash incentive opportunity. The operating cash flow target is approximately 8% greater than the actual operating cash flow achievement in 2015. For every 1% increase or decrease in operating cash flow versus the target, the multiplier increases or decreases, as applicable, by 10%, provided that the multiplier is zero when operating cash flow is less than the operating cash flow achievement in 2015.

2016 Annual Incentive Plan Matrix

	Threshold		Target		Maximum
	0% Funding	50% Funding	100% Funding	150% Funding	200% Funding

EPS	$1.56 or less	$1.63	$1.72	$1.81	$1.89 or greater

Revenue	$1.557 billion or less	$1.596 billion	$1.680 billion	$1.765 billion	$1.849 billion or greater

Bookings	$1.657 billion or less	$1.661 billion	$1.748 billion	$1.835 billion	$1.923 billion or greater

Cash Flow from Operations	$275.8 million or less	$282.6 million	$297.5 million	$312.4 million	$327.3 million or greater

AIP Award Decisions

In February 2017, the Compensation Committee assessed performance against the performance metrics under the AIP. The table below illustrates the formula for measuring achievement against each metric and our actual achievement under the 2016 AIP.

2016 AIP Officer Matrix

	Achievement	Funding Percentage Achieved	Weighting	Weighted Payout
EPS	$1.20	— %	40%	— %
Revenue	$1.662 billion	89%	20%	18%
Bookings	$1.633 billion	— %	20%	— %
Cash Flow from Operations	$312.3 million	150%	20%	30%
AIP Payout				48%

The incentive payments to our executive officers, including our NEOs, have fluctuated from year-to-year in relation to our performance relative to our targets. The chart below details the past five years of payouts as a percentage of the target awards. We believe that the AIP results illustrate our pay-for-performance philosophy.

Annual Incentive Plan Historical Payouts

Year	Payout as Percent of Target
2012	— %
2013	58%
2014	91%
2015	93%
2016	48%

Long-Term Incentive Program

We use long-term incentives in the form of stock options, time-based RSUs, market-based RSUs, performance-based RSUs or other equity award to incentivize management to build long-term growth in our business thereby linking the interests of management and our shareholders. Historically, equity awards have represented an integral part of our executive compensation program, and the largest component of each NEO’s annual total direct compensation. Over the past several years, we issued equity awards annually following our annual meeting of shareholders. Pursuant to the Compensation Committee Charter and the Equity Granting Policy, we expect to continue to make annual grants in the future. We have not granted, nor do we intend to grant, equity awards in anticipation of the release of material, nonpublic information that is likely to result in changes to the price of our common stock, such as a significant positive or negative earnings announcement.

Structure of Company Long-Term Equity Incentive Program.

As a key element of our long-term equity incentive program, the Compensation Committee has designed long-term compensation utilizing performance-based equity awards that cliff vest only upon Company achievement of financial results that are superior to other publicly traded companies over the long-term vesting period. These awards, granted in various forms since 2012 are designed as an “overlay program” to provide our executives the opportunity to earn significant additional compensation if the Company performs at a significantly increased level to historical performance. The design of the overlay is meant to augment, in the event and only in the event of significant outperformance, the base equity grants awarded at the 50th percentile of our 2016 Comparator Group. The Compensation Committee has granted equity awards in this form because it believes that the structure of these awards are cost effective and incentivizes executive behavior that is beneficial to shareholders even when payout is not achieved.

In 2012, we instituted a TSR program incorporating an “overlay, stretch performance” design to grant RSUs that vest at target only in the event Company three-year TSR exceeded the S&P 500 by 33 1/3 percentage points. None of these RSUs vested as the pre-established performance metrics were not met.

In 2015 we instituted a TSR program incorporating an “overlay, stretch performance” design to grant RSUs that vest at target only in the event Company three-year TSR exceeded the 60th percentile of the S&P 500. The vesting of these RSUs is entirely contingent on Company performance compared to the S&P 500 for the three-year vesting period, which is scheduled to end in May 2018.

Structure of 2016 Long-Term Equity Incentive Program.

The 2016 long-term equity incentive plan consists of two parts:

(1)	A base grant (the “Base Grant”) comprised of: 50% stock options and 50% time-based RSUs that each vest annually over three years.

(2)	A performance grant (the “Performance Grant”) comprised of: 50% market-based RSUs that vest at target based on relative TSR over a three-year performance period at the 60th percentile for TSR of S&P 500 companies and 50% performance-based RSUs that vest at target based on return on invested capital (“ROIC”) over a three-year performance period of 15.5%. Each of the TSR and ROIC metrics reflect performance superior to the Company’s actual historic performance and will result in compensation to an executive officer only in the case of significant Company over-performance.

The Compensation Committee believes that a mix of stock options and full-value awards is important for reducing the risk of options during turbulent economic times and remaining competitive with our 2016 Peer Group and other comparable high-growth technology companies with which we compete for talent, most of whom offer full-value awards as a central piece of their executive equity compensation program.

The Compensation Committee also believes that granting performance-based equity offers an economically efficient way to further enhance the alignment between the interests of our shareholders and our executive officers, including our NEOs, because the amount that each NEO ultimately realizes from the award depends on his ability to (i) contribute to the successful execution of long-term financial objectives and (ii) achieve those objectives in a manner that is reflected in the actual value of the shares that are earned under the award. The metrics used in our historical performance-based equity awards are different from the metrics used in the AIP in an effort to provide financial incentives for our executive officers, including our NEOs, to grow various components of our business. The Compensation Committee believes the use of TSR and ROIC measures reinforced the emphasis on growing the business while enhancing our stock price and creating sustainable long-term shareholder value. Moreover, the performance level established for each metric was selected so that only the most rigorous Company performance will result in realized value to the executive with respect to these awards. The ROIC metric is a new component to our executive compensation program for 2016 that the Compensation Committee selected in order to help to drive growth and investments for growing and expanding our business, which the Compensation Committee believes can contribute to building long-term value for our shareholders.

Size of 2016 Long-Term Equity Incentives.

In determining the size of each NEO’s Base Grant and Performance Grant, the Compensation Committee considered a competitive market analysis performed by Radford and the recommendations of the CEO (except with respect to his own Base Grant and Performance Grant), as well as the other factors described above under the “Compensation Setting and Element of Compensation” of this report.

For each NEO’s Base Grant, the Compensation Committee targeted the 50th percentile of the 2016 Comparator Group consistent with historical practices, which the Compensation Committee believed provided the appropriate incentives for our business. The Compensation Committee increased the size of the 2016 Base Grants for Messrs. Surran, Singhi and DuChene, as compared to the size of those NEOs’ 2015 Base Grants in recognition of their contributions to our company and to bring their long-term equity opportunities in line with the competitive market. The Compensation Committee did not make any increases to the size of the 2016 Base Grants for the other NEOs, as compared to the size of those NEOs’ 2015 Base Grants as it believed the respective sizes were appropriate for achieving our objectives and in line with the competitive market.

In determining the size of each NEO’s Performance Grant, the Compensation Committee considered the difference between the 50th and 75th percentile of the 2016 Comparator Group, making adjustments based on individual performance and expected contribution. The Compensation Committee set the size of each NEO’s Performance Grant at approximately 30% of the size of the NEO’s Base Grant. In aggregate for the Company’s executive officers, this resulted in total equity grants (Base Grants plus Performance Grants) between the 50th and 75th percentile of the 2016 Comparator Group.

The values of the equity awards granted to the NEOs on April 28, 2016 were:

2016 Equity Awards

NEO	Base Grant	Performance Grant at Target
Andrew C. Teich	$2,981,361	$844,235
Amit Singhi	$838,505	$237,418
Thomas A. Surran	$1,211,164	$342,952
Todd M. DuChene	$745,318	$211,022
Jeffrey D. Frank	$465,817	$131,907

2016 Performance Grant.

TSR RSUs. The TSR component of the Performance Grant is a market-based RSU award (the “TSR RSUs”) that vests based on our relative TSR during the performance period as compared to the TSR of companies in the S&P 500 (as determined on the grant date, but removing any companies that, during the performance period, are sold or are no longer publicly traded on Nasdaq or the New York Stock Exchange) (collectively, the “TSR Comparison Group”). The performance period is the three-year period beginning May 1, 2016 and ending on April 30, 2019.

TSR is the total shareholder return as applied to us and each company in the TSR Comparison Group, which reflects the stock price appreciation from the beginning to the end of the performance period, plus dividends and distributions made or declared (assuming such dividends or distributions are reinvested in common stock as of the ex-dividend date) during the performance period, expressed as a percentage return. The beginning and ending values for the TSR calculation generally are based on the average price of a share of common stock over the 20 trading days prior to the grant date and end of the performance period, respectively.

If our TSR ranks at the 60th Percentile among all companies in the TSR Comparison Group, then 100% of the target number of TSR RSUs will vest. Stated another way, for the target number of TSR RSUs to vest, we must outperform 60% of the Companies in the TSR Comparison Group. For performance below the 60th percentile, the percentage of TSR RSUs that will vest decreases at a much faster rate than it increases for performance greater than the 60th percentile. This design is intended to emphasize the outperformance nature of these performance grants. The maximum number of TSR RSUs that may vest is 200% of the target number of TSR RSUs. Additionally, in the event our TSR is negative, the maximum number of TSR RSUs that may vest is capped at the target number of TSR RSUs, provided our TSR rank is equal to or better than the 60th percentile of all companies in the TSR Comparison Group. The chart below describes the formula for determining the number of TSR RSUs that may vest.

Our TSR versus TSR Comparison Group	Percentage of TSR RSUs that May Vest
More than 10% below the 60th Percentile	Equals 0%

Between 1% and 10% below the 60th Percentile	Reduces from 100% by a factor 10% for each 1% that our TSR is less than the 60th Percentile

At 60th Percentile	Equals 100%

Between 1% and 20% above the 60th Percentile	Increases from 100% by a factor of 2.5% for each 1% that our TSR is greater than the 60th Percentile

Between 21% and 30% above the 60th Percentile	Increases from 150% by a factor of 5% for each 1% that our TSR is greater than the 80th Percentile

30% or more above the 60th Percentile	Equals 200%

The TSR RSUs will be subject to additional vesting and transfer restrictions as described in the “Additional Restrictions for Performance Grant” section below.

ROIC RSUs.    The ROIC component of the Performance Grant component is a performance-based RSU award (the “ROIC RSUs”) that measures the returns we generate by deploying and investing our capital during the performance period. The performance period is the three-year period beginning January 1, 2016 and ending on December 31, 2018. For this purpose, ROIC is measured for each fiscal year of the performance period, and then averaged at the end of the performance period to arrive at a three-year achievement percentage.

For this purpose, ROIC is determined by the result of (i) the sum of “net operating profit after taxes” for each fiscal year (or a truncated fiscal year in the event of a corporate transaction occurring before the end of the performance period) during the performance period, divided by (ii) the sum of “total invested capital” for each fiscal year (or a truncated fiscal year in the event of a corporate transaction occurring before the end of the performance period) during the three-year performance period.

•

“Net operating profit after taxes” means our income from operations as reported in our financial statements, including the effect of income taxes, but excluding (i) interest expense and (ii) any one-time discrete tax expense related to our Belgian Excess Profit Ruling during the performance period. It may be subject to further adjustment by our Compensation Committee if necessary to avoid any unintended consequence of any unusual or unexpected event, subject to certain limitations included in the applicable award agreement.

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“Total invested capital” for any fiscal year means the average of invested capital set forth on our financial statements as of the last day of the prior fiscal year and invested capital as set forth on our financial statements as of the last day of the fiscal year (or a truncated fiscal year in the event of a corporate transaction occurring before the end of the performance period). Invested capital is determined with reference to our financial statements as the sum of our equity and long- and short-term debt, minus cash, all as reflected in our financial statements.

If our ROIC is 15.5%, then 100% of the target number of ROIC RSUs will vest. The maximum number of ROIC RSUs that may vest is 200% of the target number of ROIC RSUs. Based on publicly available data at the time the ROIC RSUs were granted, our 2016 Peer Group had an average 3-year ROIC of 9.7%. As set forth in the chart below, the established ROIC metrics requires meaningful performance in ROIC over the three-year performance period (or truncated performance period in the event of a corporate transaction) before any ROIC RSUs granted to our NEOs will vest.

FLIR ROIC*	Percentage of ROIC RSUs that May Vest

13.5% or less	Equals 0%

Greater than 13.5% and Less than 15.5%	Reduces from 100% by a factor 5% for each 0.1% that our ROIC is less than 15.5%

15.5%	Equals 100%

Greater than 15.5% and Less than 17.5%	Increases from 100% by a factor of 5% for each 0.1% that our ROIC is greater than 15.5%

17.5% or more	Equals 200%

*	ROIC will be rounded to the nearest one-tenth of a percent.

The ROIC RSUs will be subject to additional vesting and transfer restrictions as described in the “Additional Restrictions for Performance Grant” section below.

Additional Restrictions for Performance Grant

Vesting Restrictions. In addition to the performance criteria set forth above, Performance Grant grantees must remain a service provider to the Company through May 1, 2019 to vest in any portion of the Performance Grant except in the case of death or “qualifying disability,” then grantee (or his or her successors, as applicable) will vest in the same portion of the applicable Performance Grant that would have vested had such grantee remained an employee or consultant through May 1, 2019. Grantees whose service terminates prior to May 1, 2019 due to “retirement,” will vest in the portion of the applicable Performance Grant that is earned based on TSR or ROIC achievement, as applicable, during the performance period, but prorated to reflect the number of days as to which grantee remained in service.

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“qualifying disability” means a total and permanent disability as defined in Section 22(e)(3) of the Code, which we determine is expected to prevent you from thereafter engaging in any gainful employment.

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“retirement” means a voluntary termination of employment and consultancy by the NEO if the NEO is, on the effective date of such termination, at least 60 years of age and has worked for us or one of our subsidiaries for the preceding 5 years.

Additional vesting rules apply in the event of a corporate transaction. These provide for measurement of TSR or ROIC performance, as applicable, at the time of the corporate transaction, if a corporate transaction occurs before the end of the applicable three-year performance period.

Additional Restrictions on Transfer. Any Performance Grant shares earned are subject to an additional one-year holding period, subject to earlier termination in the event of a “corporate transaction” (as defined in our 2011 Stock Incentive Plan) or upon the NEO’s death or “qualifying disability” (as such term is described above).

Perquisites and Other Benefits

In general, we minimize the value and number of perquisites provided to our executive officers, including our NEOs. We believe this makes our overall compensation program simpler, easier to understand, and more transparent to shareholders. The primary perquisite for our NEOs is an automobile allowance. In addition, our NEOs have supplemental life insurance benefits beyond those provided to other United States-based employees. Our standard life insurance benefit is equal to two times an employee’s annual salary up to a maximum benefit of $500,000. The NEOs supplemental life insurance benefit provides three times the NEO’s salary, up to a maximum benefit of $1,200,000. The values of all perquisites for our NEOs are included in the 2016 All Other Compensation Table on page 30.

Our executive officers, including our NEOs, are also eligible to participate in our other benefit plans on the same terms as other employees. These plans include health plans, disability plans, retirement plans and an employee stock purchase plan.

Supplemental Executive Retirement Plan

In January 2001, we implemented a supplemental executive retirement plan (“SERP”) for certain executives then employed by FLIR in the United States. Participation in the SERP is currently frozen and Mr. Teich is the only remaining participant and no other participants will be added to the plan.

Non-Qualified Deferred Compensation Plans

We have a non-qualified deferred compensation (“NQDC”) plan and a stock deferral plan. Participation by our employees, including our NEOs, is optional. The NQDC plan provides an additional pre-tax savings vehicle for our more highly compensated United States-based employees whose retirement savings opportunity is limited under our 401(k) plan. The stock deferral plan allows eligible employees to defer the receipt of vested RSUs. The NQDC plan does not allow for Company contributions to be made to the plan on behalf of any employee, including the NEOs.

Employment Agreements

Mr. Teich has an employment agreement, effective May 19, 2013, approved by the Compensation Committee that established his initial base salary as CEO and provides for annual incentive and long-term incentive awards under our approved plans (i.e., AIP and LTIP). The agreement was for an initial term through December 31, 2014 and automatically renews for additional one-year successive periods unless either the Company or Mr. Teich provides a notice of non-renewal at least 60 days in advance of the expiration of the current term. In addition, the agreements include provisions regarding various termination scenarios which are described in the Potential Payments upon Termination or Change of Control section beginning on page 43. Mr. Teich has announced his retirement pending the appointment of his successor.

Mr. Singhi has an employment agreement, effective August 12, 2015, approved by the Compensation Committee that established his initial base salary as CFO and provides for annual incentive and long-term awards under our approved plans (i.e., AIP and LTIP). Pursuant to his employment agreement, Mr. Singhi has an AIP target of 80% of his base salary. Mr. Singhi’s employment agreement has an initial term ending December 31, 2016 and automatically renews for successive one-year periods unless either the Company or Mr. Singhi provides notice of non-renewal at least 60 days in advance of the expiration of the current term. In addition, Mr. Singhi’s employment agreement includes provisions regarding various termination scenarios which are described in the Potential Payments upon Termination or Change of Control section beginning on page 43.

Post-Termination Elements of Compensation

Severance

Our employment agreements with Messrs. Teich and Singhi provide for severance. We do not have any formal severance arrangements with Messrs. Surran, DuChene, or Frank; however, in the past we have provided severance on a case by case basis in situations where a termination was not for cause, and such payment was deemed to be appropriate and in the best interests of the Company. We are likely to consider doing so in the future.

Change of Control Agreements

We consider a sound and vital management team to be essential in protecting and enhancing the best interests of the Company and our shareholders. To this end, we recognize that the possibility of a change of control could arise and that such possibility may result in the departure or distraction of management to the detriment of the Company and our shareholders. In order to encourage the continued attention and dedication of our NEOs to their assigned duties without distraction in circumstances arising from the possibility of a change of control of the Company, we have change of control agreements in place for our NEOs.

The terms and value of these severance and change of control termination benefits are further described starting on page 43.

Clawback Policy

The Company’s clawback policy requires any current or former officer of the Company subject to Section 16 of the Exchange Act to repay certain cash-based incentive compensation if such officer was found by the Compensation Committee to have caused the Company to materially restate its financial statements as a result of such officer’s gross negligence, intentional misconduct, or fraud.

Insider Trading Policy

The Company’s insider trading policy prohibits our executive officers and directors from pledging our securities or engaging in hedging transactions with respect to our securities.

Impact of Tax on Compensation Decisions

As a general matter, the Compensation Committee takes into account the various tax implications of the compensation vehicles employed by the Company but it is not a determining factor in the Compensation Committee’s compensation decisions.

Deductibility of Executive Compensation.    Section 162(m) of the Code limits the amount of compensation that we may deduct in any one year for compensation paid to the CEO and the three other most highly compensated executive officers (excluding the CFO) to $1,000,000. However, compensation that qualifies as “performance-based” under Section 162(m) may be excluded from the $1,000,000 limit. Our 2011 Stock Incentive Plan and Bonus Plan are intended to permit (but not require) the Compensation Committee to award compensation that is “performance-based” and thus fully tax-deductible by us. While the Compensation Committee considers the deductibility of compensation as a factor in making compensation decisions, the Compensation Committee retains the flexibility to provide compensation that is consistent with our goals for our executive compensation program even if such compensation is not fully tax deductible. The Compensation Committee may make decisions that result in compensation expense that is not fully deductible under Section 162(m) of the Code.

Taxation of Parachute Payments.    Sections 280G and 4999 of the Code provide that executive officers, directors who hold significant equity interests, and certain other service providers may be subject to significant additional taxes if they receive payments or benefits in connection with a change of control that exceed certain prescribed limits, and that we (or our successor) may forfeit a deduction on the amounts subject to this additional tax. We do not provide any executive, including any NEO, with a “gross-up” or other reimbursement payment for any tax liability that the executive might owe as a result of the application of Sections 280G or 4999 during 2016 and we have not agreed and are not otherwise obligated to provide any executive with such a “gross-up” or other reimbursement.

Accounting for Stock-Based Compensation.    We follow Financial Accounting Standards Board’s Accounting Standards Codification Topic 718 (“ASC Topic 718”) in connection with the financial reporting of our stock options and other stock-based awards. ASC Topic 718 requires companies to calculate the grant date “fair value” of their stock option grants using a variety of assumptions, as well as the grant date “fair value” of their other stock-based awards. This calculation is performed for accounting purposes and reported in the compensation tables below, even though our executives may never realize any value from their options or other stock-based awards. ASC Topic 718 also requires companies to recognize the compensation cost of their stock option grants and other stock-based awards in their income statements over the period that an executive is required to render service in exchange for vesting of the option or other award. When determining the types and amounts of equity compensation granted to the NEOs, the Compensation Committee considers the advantages and disadvantages of various equity vehicles, such as stock options, RSU awards and performance-based equity awards. As part of this consideration, the Compensation Committee takes into account the overall program cost, which includes the associated compensation expense for financial reporting purposes.

COMPENSATION COMMITTEE REPORT

We have reviewed and discussed the Compensation Discussion and Analysis with our management and, based on our review and discussions, we recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.

THE COMPENSATION COMMITTEE

Angus L. Macdonald, Chair

William W. Crouch

Michael T. Smith

Cathy A. Stauffer

COMPENSATION OF NAMED EXECUTIVE OFFICERS

2016 Summary Compensation Table

The following table summarizes compensation for our CEO, CFO and our three other NEOs for the years ended December 31, 2016 and, to the extent required under the SEC executive compensation disclosure rules, December 31, 2015 and December 31, 2014.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value ($)(4)	All Other Compensation ($)(5)	Total ($)
Andrew C. Teich(6)	2016	$835,731	$—		$2,338,236	$1,487,360	$440,800	$600,325	$35,318	$5,737,770
President and Chief Executive Officer	2015 2014	831,731 726,692	— —		2,570,748 1,294,290	1,509,288 1,279,390	796,509 706,115	2,467,193 579,893	35,477 29,627	8,210,946 4,616,007

Amit Singhi(7)	2016	431,092	—		657,604	418,320	165,100	n/a	30,174	1,702,290
Senior Vice President, Finance and Chief Financial Officer	2015	143,846	—		723,806	292,581	123,141	n/a	72,218	1,355,592

Thomas A. Surran	2016	502,438	—		949,876	604,240	192,800	n/a	30,174	2,279,528
Senior Vice President, Chief Operating Officer	2015 2014	501,154 440,385	— —		883,662 479,610	518,818 473,710	364,863 327,600	n/a n/a	29,762 27,427	2,298,259 1,748,732

Todd M. DuChene (8)	2016	408,085	—		584,500	371,840	147,200	n/a	30,134	1,541,759
Senior Vice President, General Counsel, Secretary and Chief Ethics and Compliance Officer	2015 2014	404,346 90,615	— 225,000	(9)	562,326 468,450	330,157 499,200	273,298 —	n/a n/a	34,516 19,979	1,604,643 1,303,244

Jeffrey D. Frank	2016	328,123	—		365,325	232,400	94,500	n/a	39,205	1,059,553
Senior Vice President, Global Product Strategy	2015 2014	330,481 308,481	— —		401,656 216,810	235,826 213,356	178,708 141,278	n/a n/a	34,893 35,154	1,181,564 915,079

(1)	Represents the aggregate grant date fair value for time-based, market-based and performance-based RSUs, as applicable, granted in 2016, 2015 and 2014. The amounts reported in this column are calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation (“FASB ASC Topic 718”). For additional information regarding the calculation of the grant date fair value of the RSU awards, see Note 1 to the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2016. For the market-based RSUs granted in 2015 and the market-based and performance-based RSUs granted in 2016, the likelihood of achieving the market conditions and performance criteria required for vesting were included in the determination of the grant date fair value of the RSUs.

For the market-based RSUs granted in 2015, assuming that each NEO achieves the highest level of performance under the 2015 TSR Program, the values in the 2016 Summary Compensation Table would double to $1,905,767, $240,476, $655,068, $416,847 and $297,763 for Messrs. Teich, Singhi, Surran, DuChene and Frank, respectively.

For the performance-based RSUs granted in 2016, assuming that each NEO achieves the highest level of performance under the 2016 ROIC Program, the values in the 2016 Summary Compensation Table would double to $891,760, $250,789, $362,240, $222,900 and $139,339 for Messrs. Teich, Singhi, Surran, DuChene and Frank, respectively.

For the market-based RSUs granted in 2016, assuming that each NEO achieves the highest level of performance under the 2016 TSR Program, the values in the 2016 Summary Compensation Table would double to $796,709, $224,047, $323,665, $199,143 and $124,476 for Messrs. Teich, Singhi, Surran, DuChene and Frank, respectively.

(2)	Represents the aggregate grant date fair value for stock options granted in 2016, 2015 and 2014. In accordance with FASB ASC Topic 718, the aggregate grant date fair value for these awards is determined using the Black-Scholes option pricing model. For additional information regarding the calculation of the grant date fair value of the stock option awards, see Note 1 to the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2016.

(3)	Represents amounts earned under our AIP with respect to the specified year. The 2016 AIP and performance metrics are described in the Compensation Discussion and Analysis under “Annual Incentive Compensation.”

(4)

Represents the aggregate change in actuarial present value of Mr. Teich’s accumulated benefit under the SERP during the years indicated. The Change in Pension Value in the table above is calculated on the basis of Minimum Retirement Benefit (as described in the

Pension Benefits table on page 41), even though Mr. Teich had not achieved full eligibility for such benefits as of the end of each reporting year. In 2015 Mr. Teich reached age 55 and qualified for calculated ratable retirement benefit under the Plan which was valued at $2.47 million. The increase in present value of accrued benefits for Mr. Teich for 2016 was primarily due to the increase of his cash compensation in calendar year 2016 ($1,632,240) versus 2015 ($1,537,846).

(5)	Represents actual cash expenses incurred by the Company and includes car allowances, Company matching contributions under our 401(k) plan, group life insurance premiums, and other personal benefits. Details are described in the All Other Compensation Table shown below.

(6)	Mr. Teich announced his retirement pending the appointment of his successor.

(7)	Mr. Singhi joined the Company in August 2015.

(8)	Mr. DuChene joined the Company in September 2014.

(9)	Due to Mr. DuChene starting his employment with the Company in September 2014, he was guaranteed a minimum 2014 AIP payment of $75,000 and a sign on bonus of $150,000.

2016 All Other Compensation Table

The following table provides the components of the amounts shown for 2016 in the “All Other Compensation” column of the 2016 Summary Compensation Table.

Name	Car Allowance ($)	Company Contributions under 401(k) Plan ($)	Group Life Insurance Premiums ($)	Other Personal Benefits ($)		Total ($)
Andrew C. Teich	$18,000	$9,000	$5,934	$2,384	(1)	$35,318
Amit Singhi	18,000	9,000	3,174			30,174
Thomas A. Surran	18,000	9,000	3,174	—		30,174
Todd M. DuChene	18,000	9,000	3,134	—		30,134
Jeffrey D. Frank	18,000	9,000	7,388	4,817	(2)	39,205

(1)	Represents fitness club dues of $100 and a patent award payment of $2,284.

(2)	Represents airline club membership dues of $450 and a patent award payment of $4,367.

2016 Grants of Plan-Based Awards

The following Grants of Plan-Based Awards table provides information regarding non-equity incentive plan awards and equity-based awards granted to our NEOs during the year ended December 31, 2016. The equity-based awards were granted under the FLIR Systems, Inc. 2011 Stock Incentive Plan, while the non-equity incentive plan awards were granted under the FLIR Systems, Inc. 2012 Executive Bonus Plan.

			Estimated Future Payouts under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts under Equity Incentive Plan Awards
Name	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards; Number of Shares of Stock or Units (#)	All Other Option Awards; Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Andrew C. Teich		2/10/16	$—	$923,500	$1,847,000
	4/28/16(2)	4/20/16								256,000	30.75	$1,487,360
	4/28/16(3)	4/20/16							50,955			1,494,001
	4/28/16(4)	4/20/16				—	16,883	33,766				445,880
	4/28/16(5)	4/20/16				—	17,403	34,806				398,355
Amit Singhi		2/10/16	—	345,800	691,600
	4/28/16(2)	4/20/16								72,000	30.75	418,320
	4/28/16(3)	4/20/16							14,331			420,185
	4/28/16(4)	4/20/16				—	4,748	9,496				125,395
	4/28/16(5)	4/20/16				—	4,894	9,788				112,024
Thomas A. Surran		2/10/16	—	403,800	807,600
	4/28/16(2)	4/20/16								104,000	30.75	604,240
	4/28/16(3)	4/20/16							20,700			606,924
	4/28/16(4)	4/20/16				—	6,858	13,716				181,120
	4/28/16(5)	4/20/16				—	7,070	14,140				161,832
Todd M. DuChene		2/10/16	—	308,300	616,600
	4/28/16(2)	4/20/16								64,000	30.75	371,840
	4/28/16(3)	4/20/16							12,738			373,478
	4/28/16(4)	4/20/16				—	4,220	8,440				111,450
	4/28/16(5)	4/20/16				—	4,350	8,700				99,572
Jeffrey D. Frank		2/10/16	—	197,800	395,600
	4/28/16(2)	4/20/16								40,000	30.75	232,400
	4/28/16(3)	4/20/16							7,961			233,417
	4/28/16(4)	4/20/16				—	2,638	5,276				69,670
	4/28/16(5)	4/20/16				—	2,719	5,438				62,238

(1)	Represents the target awards under the AIP. The Compensation Committee approved the AIP grants on February 10, 2016. See the Annual Incentive Compensation section of Compensation Discussion and Analysis on page 24 for details on the AIP.

(2)	The Compensation Committee approved the stock option grants on April 20, 2016. The stock option grants were issued on April 28, 2016, which was the second trading day after the date of the Company’s public earnings announcement for the first quarter. These stock options vest over a three-year period, in three equal installments on April 28, 2017, 2018 and 2019. The grant date fair value is $5.81 per share, calculated in accordance with FASB ASC Topic 718. The assumptions made in determining the grant date fair value of each stock option grant are disclosed in Note 1 to the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2016.

(3)	The Compensation Committee approved the time-based RSU grants on April 20, 2016. The time-based RSU grants were issued on April 28, 2016, which was the second trading day after the date of the Company’s public earnings announcement for the first quarter. These time-based RSU grants vest over a three-year period, in three equal installments on April 28, 2017, 2018 and 2019. In accordance with FASB ASC Topic 718, the grant date fair value for these awards was $29.32, which was the closing market price of our Common Stock on the date of grant, discounted by the net present value of our quarterly dividends.

(4)	The Compensation Committee approved the performance-based RSU grants on April 20, 2016. The performance-based RSU grants were issued on April 28, 2016, which was the second trading day after the date of the Company’s public earnings announcement for the first quarter. These performance-based RSU grant vest on May 1, 2019 based on the Company’s ROIC performance from January 1, 2016 through December 31, 2018. The ROIC metric to be used to determine vesting for the performance-based RSUs is described in the Compensation Discussion and Analysis under “Long-Term Incentive Program.” The grant date fair value of $26.41 per performance-based RSU is calculated in accordance with FASB ASC Topic 718 based on the probable satisfaction of the performance conditions. The assumptions made in determining the grant date fair value of each performance-based RSU grant are disclosed in Note 1 to the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2016.

(5)

The Compensation Committee approved the market-based RSU grants on April 20, 2016. The market-based RSU grants were issued on April 28, 2016, which was the second trading day after the date of the Company’s public earnings announcement for the first quarter. These market-based RSU grant vest on May 1, 2019 based on the Company’s relative TSR performance from May 1, 2016 through April 30, 2019. The TSR metric to be used to determine vesting for the market-based RSUs is described in the Compensation Discussion and Analysis under “Long-Term Incentive Program.” The grant date fair value of $22.89 per market-based RSU is calculated in accordance with FASB ASC Topic 718 based on the probable satisfaction of the market conditions. The assumptions made in determining the grant date fair value of each market-based RSU grant are disclosed in Note 1 to the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2016.

Outstanding Equity Awards at Fiscal Year-End 2016

The following Outstanding Equity Awards at Fiscal Year-End 2016 table summarizes the equity awards we have made to our NEOs, which were outstanding as of December 31, 2016.

	Option Awards					Stock Awards
									Equity Incentive Plan Awards:
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Been Vested (#)		Market Value of Shares or Units of Stock That Have Not Been Vested ($)(1)	Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Andrew C. Teich	65,200	—		$20.75	5/1/17
	32,500	—		34.31	4/28/18
	75,950	—		25.64	5/5/19
	71,400	—		30.27	4/27/20
	38,400	—		35.22	5/3/21
	68,000	—		22.30	5/1/22
	177,700	—		24.31	4/30/23
	114,333	57,167	(2)	33.86	4/29/24
	83,989	167,979	(3)	31.15	4/28/25
	—	256,000	(4)	30.75	4/28/26
						13,134	(5)	$475,319
						36,146	(6)	1,308,124
						50,955	(7)	1,844,061
									36,328	(8)	$1,314,710
									16,883	(9)	610,996
									17,403	(10)	629,815
Amit Singhi	18,366	36,734	(11)	26.67	10/30/25
	—	72,000	(4)	30.75	4/28/26
						15,868	(12)	574,263
						14,331	(7)	518,639
									7,900	(13)	285,901
									4,748	(9)	171,830
									4,894	(10)	177,114

	Option Awards					Stock Awards
									Equity Incentive Plan Awards:
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Been Vested (#)		Market Value of Shares or Units of Stock That Have Not Been Vested ($)(1)	Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Thomas A. Surran	10,700	—		30.27	4/27/20
	5,124	—		35.22	5/3/21
	8,772	—		22.30	5/1/22
	10,740	—		24.31	4/30/23
	32,200	—		31.89	7/29/23
	42,333	21,167	(2)	33.86	4/29/24
	28,871	57,743	(3)	31.15	4/28/25
	—	104,000	(4)	30.75	4/28/26
						4,867	(5)	176,137
						12,425	(6)	449,661
						20,700	(7)	749,133
									12,487	(8)	451,905
									6,858	(9)	248,191
									7,070	(10)	255,863
Todd M. DuChene	30,000	30,000	(14)	32.51	10/28/24
	18,372	36,746	(3)	31.15	4/28/25
	—	64,000	(4)	30.75	4/28/26
						7,500	(15)	271,425
						7,907	(6)	286,154
						12,738	(7)	460,988
									7,946	(8)	287,566
									4,220	(9)	152,722
									4,350	(10)	157,427
Jeffrey D. Frank	3,800	—		34.31	4/28/18
	3,542	—		25.64	5/5/19
	6,748	—		22.30	5/1/22
	8,260	—		24.31	4/30/23
	4,130	—		31.89	7/29/23
	19,066	9,534	(2)	33.86	4/29/24
	13,123	26,247	(3)	31.15	4/28/25
	—	40,000	(4)	30.75	4/28/26
						2,200	(5)	79,618
						5,648	(6)	204,401
						7,961	(7)	288,109
									5,676	(8)	205,414
									2,638	(9)	95,469
									2,719	(10)	98,401

(1)	Based on the closing market price of our Common Stock as of December 30, 2016 ($36.19), as reported on NASDAQ.

(2)	Time-based stock options granted on April 29, 2014 that will vest on April 29, 2017.

(3)	Time-based stock options granted on April 28, 2015 that will vest in two equal installments on April 29, 2017 and 2018.

(4)	Time-based stock options granted on April 28, 2016 that will vest in three equal installments on April 28, 2017, 2018 and 2019

(5)	Time-based RSUs granted on April 29, 2014 that will vest on April 29, 2017.

(6)	Time-based RSUs granted on April 28, 2015 that will vest in two equal installments on April 29, 2017 and 2018.

(7)	Time-based RSUs granted on April 28, 2016 that will vest in three equal installments on April 28, 2017, 2018 and 2019.

(8)	Market-based RSUs granted on April 28, 2015 that will vest on May 1, 2018 based on the Company’s relative TSR performance versus the S&P 500 for the three-year period beginning May 1, 2015. This amount represents the target number of shares. The maximum number of shares that can be earned is 200% of the target number of shares.

(9)	Performance-based RSUs granted on April 28, 2016 that will vest on May 1, 2019 based on the Company’s ROIC performance for the three-year period beginning January 1, 2016. This amount represents the target number of shares. The maximum number of shares that can be earned is 200% of the target number of shares

(10)	Market-based RSUs granted on April 28, 2016 that will vest on May 1, 2019 based on the Company’s relative TSR performance versus the S&P 500 for the three-year period beginning May 1, 2016. This amount represents the target number of shares. The maximum number of shares that can be earned is 200% of the target number of shares

(11)	Time-based stock options granted on October 30, 2015 that will vest in two equal installments on October 30, 2017 and 2018.

(12)	Time-based RSUs granted on October 30, 2015 that will vest in two equal installments on October 30, 2017 and 2018.

(13)	Market-based RSUs granted on October 30, 2015 that will vest on May 1, 2018 based on the Company’s relative TSR performance versus the S&P 500 for the three-year period beginning May 1, 2015. This amount represents the target number of shares. The maximum number of shares that can be earned is 200% of the target number of shares.

(14)	Time based stock options granted on October 28, 2014 that will vest in two equal installments on October 28, 2017 and 2018.

(15)	Time based RSUs granted on October 28, 2014 that will vest in two equal installments on October 28, 2017 and 2018.

2016 Option Exercises and Stock Vested

The following Option Exercises and Stock Vested table provides additional information about the value realized by our NEOs on the exercise of outstanding stock options and the vesting of RSUs during the year ended December 31, 2016.

	Option Awards(1)		Stock Awards(2)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
Andrew C. Teich	95,538	$1,506,357	46,739	(3)	$1,417,422
Amit Singhi	—	—	7,932		261,121
Thomas A. Surran	—	—	16,696		512,008
Todd M. Duchene	—	—	7,703		242,008
Jeffrey D. Frank	—	—	8,274	(4)	253,285

(1)	The value realized upon exercise represents the difference between the exercise price per share of the stock option and the sales price or the fair market value of each share of our Common Stock multiplied by the number of shares exercised. The exercise price of each stock option was equal to the closing price of our Common Stock as reported on NASDAQ on the date of grant.

(2)	The value realized on vesting was determined by multiplying the number of RSUs vesting by the closing price of our Common Stock as reported on NASDAQ on the vesting date.

(3)	Included are 18,072 shares that vested on April 29, 2016 for which distribution has been deferred until June 1, 2019. The total value realized on vesting of these deferred units is $545,955.

(4)	Included are 2,823 shares that vested on April 29, 2016 for which distribution has been deferred until June 1, 2020. The total value realized on vesting of these deferred units is $85,283.

2016 Pension Benefits

The following Pension Benefits table provides the present value of the accumulated benefits payable to each of our NEOs under our SERP. Mr. Teich is the only participant in the SERP.

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)
Andrew C. Teich	SERP	15	$6,381,887	—
Amit Singhi	n/a	n/a	n/a	n/a
Thomas A. Surran	n/a	n/a	n/a	n/a
Todd M. DuChene	n/a	n/a	n/a	n/a
Jeffrey D. Frank	n/a	n/a	n/a	n/a

(1)	The assumptions made in determining the present value of the accumulated benefit are disclosed in Note 16 to the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2016.

Under the SERP, there are two methods for calculating retirement benefits: (1) Retirement Benefit and (2) Minimum Retirement Benefit. Under the Retirement Benefit method, a participant who terminates is entitled to receive his vested account balance in a lump sum payable within 60 days after the date of termination. Under the Minimum Retirement Benefit method, a participant is entitled to receive a lump sum payment equal to 118% of the present value of a hypothetical stream of installments payable annually for 20 years, with each payment equal to 25% of the greater of (A) the participant’s cash compensation earned during his final 12 full months of employment, (B) the average of the participant’s two highest full calendar years of cash compensation, or (C) the participant’s highest cash compensation received in any one of the five full calendar years preceding Normal Retirement, as defined below. Under certain circumstances defined below, participants are eligible to receive the greater of the Retirement Benefit or the Minimum Retirement Benefit. The present value of accumulated benefits in the table above is calculated on the basis of Minimum Retirement Benefit even though Mr. Teich has not fully achieved eligibility for such benefits.

Mr. Teich’s account is in an unfunded retirement account and is credited with an amount equal to 10% of his cash compensation during each plan year. Cash compensation is defined as salary plus annual incentive payments. The retirement account earns interest at the prime interest rate plus 2%. Vesting in the retirement account is based upon the age of the participant and increases annually with full vesting provided at the earlier of age 60 or after 10 years of service. Mr. Teich is 100% vested.

Upon Normal Retirement, death or disability, Mr. Teich will be entitled to receive the greater of his Retirement Benefit or his Minimum Retirement Benefit.

The SERP defines Normal Retirement as termination of employment with the Company at or after age 60. There are early retirement provisions in the SERP established based upon termination of employment at or after age 55 with at least five full years of service. Under these early retirement provisions, the participant is eligible to receive the Minimum Retirement Benefit; however, benefits are reduced by 6% for each year prior to age 60 in which the termination occurs. If a participant is eligible for early retirement and terminates within two years of a change of control, the 6% reduction above shall not apply and the benefit will be increased by 5% for each year, or partial year, that the participant’s age at termination is less than 60.

2016 Non-Qualified Deferred Compensation

The following Non-Qualified Deferred Compensation table provides information regarding the contributions made and the aggregate earnings recognized during the year ended December 31, 2016, and the account balances as of December 31, 2016 for our NEOs under the NQDC plan and the stock deferral plan.

Name	Executive Contributions ($)		Registrant Contributions ($)		Aggregate Earnings (Loss) ($)(1)		Aggregate Withdrawals/ Distributions ($)		Aggregate Balance at December 31 ($)
Andrew C. Teich	$944,937 545,955	(2) (4)	$	— —	$177,255 139,980	(3) (5)	$	— (244,352)	$2,040,289 661,313
Amit Singhi	— —			— —	— —			— —	— —
Thomas A. Surran	— —			— —	— —			— —	— —
Todd M. DuChene	— —			— —	— —			— —	— —
Jeffrey D. Frank	269,711 85,283	(2) (6)		— —	25,907 18,020	(3) (5)		— —	391,542 103,303

(1)	These amounts are not reported in the 2016 Summary Compensation Table on page 24.

(2)	These amounts are reported as Salary or Non-Equity Incentive Plan Compensation in the 2016 Summary Compensation Table on page 37.

(3)	Earnings from the NQDC plan.

(4)	Includes 18,072 RSUs that vested on April 29, 2016.

(5)	Earnings from the stock deferral plan.

(6)	Included are 2,823 shares that vested on April 29, 2016.

We implemented the NQDC plan in order to provide highly compensated employees with an additional savings option. NEOs can defer up to 50% of salary and up to 100% of AIP compensation. Participants elect the timing and method of distribution during the annual enrollment period. Distribution options include a lump sum or annual installments. The deferred compensation and investment earnings are held as a Company asset within a rabbi trust. Participants have a menu of market-based investment options from which to choose to invest their contributions.

In addition, we have a Stock Deferral Plan that provides highly compensated employees the ability to defer the receipt of RSUs after vesting. Participants may elect to defer the distribution for up to 10 years from the grant date and must make the election to defer in accordance with Section 409A of the Code.

Potential Payments upon Termination or Change of Control

We entered into certain agreements and maintain certain plans that will require us to provide compensation to our NEOs in the event of a termination of employment or a termination in connection with a change of control of the Company. The following tables show potential payments to our NEOs assuming a December 31, 2016 termination date and, where applicable, using the closing market price of our Common Stock as of December 30, 2016 of $36.19, as reported on NASDAQ.

Andrew C. Teich

Executive Benefits and Payments Upon Termination	Voluntary Termination	Early Retirement	Normal Retirement	Involuntary Not For Cause Termination and Termination For Good Reason	For Cause Termination	Termination in connection with a Change of Control	Death	Disability
Compensation
Base Salary Continuation(1)	—	$—	$—	$839,500	$—	$—	$—	$839,500
Lump Sum Payment(2)	—	—	—	839,500	—	2,375,913	839,500
Stock Options (unvested and accelerated)(3)	—	—	—	2,372,453	—	2,372,453	—	—
RSUs (unvested and accelerated)(3)	—	—	—	6,183,025	—	6,183,025	—	—
Benefits & Perquisites
Post-Termination Health Care Benefits(4)	—	—	—	19,313	—	28,970	—	—
Supplemental Executive Retirement Plan(5)	5,607,717	5,607,717	—	5,607,717	1,568,619	8,854,290	5,607,717	5,607,717

Total	$5,607,717	$5,607,717	$—	$15,861,508	$1,568,619	$19,814,651	$6,447,217	$6,447,217

Amit Singhi

Executive Benefits and Payments Upon Termination	Voluntary Termination	Involuntary Not For Cause Termination and Termination For Good Reason	For Cause Termination	Termination in connection with a Change of Control	Death	Disability
Compensation
Base Salary Continuation(1)	$—	$432,200	$—	$—	$—	$432,200
Lump Sum Payment(2)	—	345,760	—	1,555,920	432,200	—
Stock Options (unvested and accelerated)(3)	—	741,388	—	741,388	—	—
RSUs (unvested and accelerated)(3)	—	1,727,747	—	1,727,747	—	—
Benefits & Perquisites
Post-Termination Health Care Benefits(4)	—	381	—	572	—	—

Total	$—	$3,247,476	$—	$4,025,627	$432,200	$432,200

(1)	Base Salary Continuation: In the event the employment of Messrs. Teich or Singhi is involuntarily terminated without cause by the Company or Messrs. Teich or Singhi resign for good reason, the NEO is entitled to continuation of his base salary in effect at the time of termination for 12 months. If the NEO’s employment is terminated due to disability, he is entitled to payment of his base salary through the end of the twelfth month of disability.

(2)	Lump Sum Payment: In the event the employment of Mr. Teich is involuntarily terminated without cause by the Company or he resigns for good reason, he is entitled to a lump sum severance payment equal to 100% of his base salary. If Mr. Teich’s employment is involuntarily terminated by the Company in connection with a change of control, he is entitled to a lump sum payment equal to his base salary and AIP for the two most recent taxable years ending before the date upon which the change of control occurred. If Mr. Teich’s employment is terminated due to death, his beneficiaries are entitled to a lump sum payment equal to 12 months of his base salary in effect at the time of termination.

In the event the employment of Mr. Singhi is involuntarily terminated without cause by the Company or he resigns for good reason, he is entitled to a lump sum severance payment equal to 80% of his base salary. If Mr. Singhi’s employment is involuntarily terminated by the Company or Mr. Singhi resigns for good reason, in either case, in connection with a change of control, he is entitled to a lump sum payment equal to 200% of his current base salary and target AIP then in effect. If Mr. Singhi’s employment is terminated due to death, his beneficiaries are entitled to a lump sum payment equal to 12 months of his base salary in effect at the time of termination.

(3)	Stock Options and RSUs: In the event the employment of Messrs. Teich or Singhi is involuntarily terminated by the Company without cause or Messrs. Teich or Singhi resign for good reason, the NEO is entitled to immediate vesting on all unvested equity awards. For unvested market-based and performance-based RSUs, the target number of underlying shares will remain subject to the market-based criteria. Once the performance period has completed, the number of earned market-based and performance-based RSUs will be determined. The value in the table assumes that the target number of shares will be earned. See the “Outstanding Equity Awards at Fiscal Year-End 2016” table for additional details.

(4)	Post-Termination Health Care Benefits: In the event the employment of Messrs. Teich or Singhi is involuntarily terminated without cause by the Company or Messrs. Teich or Singhi resign for good reason, the NEO and the NEO’s family are entitled to health care benefits equal to what they received while the NEO was employed by the Company for 12 months after termination. In the event an NEO’s employment is involuntarily terminated by the Company in connection with a change of control, the NEO and the NEO’s family are entitled to health care benefits equal to what they received while the NEO was employed by the Company for 18 months after termination. The calculations assume an annual increase in healthcare premiums of 6%.

(5)	Supplemental Executive Retirement Plan: Benefits payable are affected by the age of the participant on the date of termination. Mr. Teich has not reached the retirement age of 60, however, he has reached the early retirement age of 55 and as such the Minimum Retirement Benefits provided in the plan apply at the reduced rate described in the Pension Benefits table on page 41. Mr. Teich is 100% vested in his account. For a termination due to cause only the vested account balance is payable and benefits are payable in a lump sum. For terminations due to voluntary termination, involuntary not for cause, death or disability, the Minimum Retirement Benefit adjusted for early retirement as described in the Pension Benefits table on page 41 applies and benefits are payable in a lump sum. In the event of termination within two years of a change of control, the Minimum Retirement Benefits are payable in a lump sum.

Thomas A. Surran

Executive Benefits and Payments Upon Termination	Voluntary Termination	Involuntary Not For Cause Termination	For Cause Termination	Termination in connection with a Change of Control	Death	Disability
Compensation
Lump Sum Payment(1)	$—	$—	$—	1,321,939	$—	$—
Stock Options (unvested and accelerated)(2)	—	—	—	906,104	—	—
RSUs (unvested and accelerated)(2)	—	—	—	2,330,890	—	—
Benefits & Perquisites
Post-Termination Health Care Benefits(3)	—	—	—	30,334	—	—

Total	$—	$—	$—	$4,589,267	$—	$—

Todd M. DuChene

Executive Benefits and Payments Upon Termination	Voluntary Termination	Involuntary Not For Cause Termination	For Cause Termination	Termination in connection with a Change of Control	Death	Disability
Compensation
Lump Sum Payment(1)	$—		$—	$569,961	$—	$—
Stock Options (unvested and accelerated)(2)	—	—	—	643,760	—	—
RSUs (unvested and accelerated)(2)	—	—	—	1,616,282	—	—
Benefits & Perquisites
Post-Termination Health Care Benefits(3)	—	—	—	30,133	—	—

Total	$—	$—	$—	$2,860,136	$—	$—

Jeffrey D. Frank

Executive Benefits and Payments Upon Termination	Voluntary Termination	Involuntary Not For Cause Termination	For Cause Termination	Termination in connection with a Change of Control	Death	Disability
Compensation
Lump Sum Payment(1)	$—		$—	804,990	$—	$—
Stock Options (unvested and accelerated)(2)	—	—	—	372,099	—	—
RSUs (unvested and accelerated)(2)	—	—	—	971,412	—	—
Benefits & Perquisites
Post-Termination Health Care Benefits(3)	—	—	—	27,821	—	—

Total	$—	$—	$—	$2,176,322	$—	$—

(1)	Lump Sum Payment: In the event an NEO’s employment is involuntarily terminated by the Company in connection with a change of control, the NEO will be entitled to a lump sum payment equal to his base salary and AIP for the two most recent taxable years ending before the date upon which the change of control occurred.

(2)	Stock Options and RSUs: In the event an NEO’s employment is involuntarily terminated by the Company in connection with a change of control, the NEO will be entitled to immediate vesting on all unvested equity awards. For unvested market-based and performance-based RSUs, the target number of underlying shares will remain subject to the market-based and performance-based criteria. Once the performance period has completed, the number of earned market-based RSUs will be determined. The value in the table assumes that the target number of shares will be earned. See the “Outstanding Equity Awards at Fiscal Year-End 2016” table for additional details.

(3)	Post-Termination Health Care Benefits: In the event an NEO’s employment is involuntarily terminated by the Company in connection with a change of control, the NEO and the NEO’s family are entitled to health care benefits equal to what they received while the NEO was employed by the Company for 18 months after termination. The calculations assume an annual increase in healthcare premiums of 10%.

Termination or Change of Control Payments

We have change of control agreements with Messrs. Teich, Singhi, Surran, DuChene, and Frank.

For change of control benefits to be paid, a change of control must have occurred and the NEO must be involuntarily terminated within a specific period of time prior to or following the change of control event (i.e., between 60 days prior to and 180 days after the event). In such circumstances, the agreements provide for the following benefits: (a) immediate vesting of any unvested equity awards, (b) a payment equal to the actual cash compensation of the NEO (except for Mr. Singhi) received in the two most recent taxable years ending before the date upon which the change of control occurred, and (c) a maximum of 18 months of continuation of health benefits. For Mr. Singhi, the payment referenced in (b) above is according to a different formula than the other NEOs. For Mr. Singhi that payment will be equal to 200% of his salary and target AIP at the time of the change of control. If the payment would result in a “parachute payment” within the meaning of Section 280G under the Code, then benefits will be reduced, to the extent necessary, so that the payment would be $1.00 less than the amount that would cause the payments to be subject to the excise tax. Change of control benefits described in (b) and (c) above are contingent on the NEO signing a release of claims in a form satisfactory to the Company.

Termination without Cause and with Good Reason

The employment agreements for Messrs. Teich and Singhi provide for the following benefits due to an involuntary termination without cause or a termination for good reason: (a) immediate vesting of any unvested equity awards, (b) a lump sum payment for Mr. Teich equal to his salary at the time of termination and a lump sum payment for Mr. Singhi equal to 80% of his salary at the time of termination, (c) continuation of the NEO’s current salary for a period of 12 months, and (d) 12 months of continuation of health benefits. Mr. Teich announced his retirement pending the appointment of his successor. Under the terms of his employment agreement, Mr. Teich is entitled to his base salary through the date of his retirement and any other benefit normally payable through the date of his employment termination.

DIRECTOR COMPENSATION

Under a policy adopted by the Board of Directors, each non-employee director shall automatically be granted an annual grant of RSUs and stock options under the Company’s current stock incentive plan (currently the 2011 Stock Incentive Plan) based on a targeted dollar value. The stock options vest immediately upon grant while the RSUs fully vest approximately one year from the date of grant. In April 2013, the Board adjusted the amount of the annual cash retainer paid to non-employee directors based on a recommendation made by Willis Towers Watson, the Board’s independent director compensation consultant. The annual retainer amount is $70,000. In addition, the Chairman of the Board receives an additional annual retainer of $100,000. Each non-employee director also receives an attendance fee of $1,500 for each meeting of the Board of Directors attended, and reimbursement for out-of-pocket and travel expenses incurred in attending Board meetings. The retainers for the Board’s committees are: the Chairman of the Audit Committee receives a $15,000 annual retainer, the Chairman of the Compensation Committee receives a $9,000 annual retainer, the Chairman of the Corporate Governance Committee receives a $7,000 annual retainer and the Chairman of the Ethics and Compliance Committee receives a $75,000 retainer. Each non-employee director who serves on the Audit Committee (other than the Chairman) receives a $7,000 annual retainer, each non-employee director who serves on the Compensation or Corporate Governance Committees (other than the Chairmen of such Committees), receives an annual retainer of $4,000 and each non-employee director who serves on the Ethics and Compliance Committee receives an annual retainer of $50,000.

The table below summarizes the compensation paid by us to our non-employee directors during the year ended December 31, 2016.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Total ($)
Earl R. Lewis	$180,500	$70,166	$70,711	$321,377
John D. Carter	87,500	70,166	70,711	228,377
William W. Crouch	144,000	70,166	70,711	284,877
Catherine A. Halligan	89,250	70,166	70,711	230,127
Angus L. Macdonald	105,500	70,166	70,711	246,377
Michael T. Smith	106,250	70,166	70,711	247,127
Cathy A. Stauffer	87,500	70,166	70,711	228,377
John W. Wood, Jr.	84,500	70,166	70,711	225,377
Steven E. Wynne	168,250	70,166	70,711	309,127

(1)	Represents the grant date fair value for time-based RSUs granted in 2016. In accordance with FASB ASC Topic 718, the value used to calculate the grant date fair value for these awards is the closing market price of our Common Stock on the date of grant, discounted by the net present value of quarterly dividends. For additional information regarding the calculation of the grant date fair value of the RSU awards, see Note 1 to the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2016. The number of unvested RSUs outstanding at December 31, 2016 is 2,318 for each director.

(2)	Represents the grant date fair value for the stock options granted in 2016 at an exercise price of $30.75. In accordance with FASB ASC Topic 718, the grant date fair value for these awards is determined using the Black-Scholes option pricing model. For additional information regarding the calculation of the grant date fair value associated with the option awards, see Note 1 to the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2016. Aggregate number of stock options outstanding at December 31, 2016 is as follows: Mr. Lewis—1,354,185; Mr. Carter—125,255; General Crouch—145,255; Ms. Halligan—40,585; Mr. Macdonald—125,255; Mr. Smith—145,255; Ms. Stauffer—40,585; Mr. Wood—114,055 and Mr. Wynne—115,255.

We require that all of our independent directors, within the later of five years from joining the Board or July 2017, hold shares of our Common Stock, restricted stock or stock options in an amount equal in value to no less than four times the average of the annual cash retainer for Board (but not committee) service during the immediately preceding five-year period. All of our independent directors are currently in compliance with this stock ownership policy.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2016 with respect to the shares of the Company’s Common Stock that may be issued under the Company’s existing equity compensation plans.

	A	B	C
Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights(1)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column A)(3)
Equity Compensation Plans Approved by Shareholders(4)	7,033,005	$28.89	8,002,763

(1)	Excludes purchase rights accruing under the Company’s 2009 Employee Stock Purchase Plan (the “Purchase Plan”). Under the Purchase Plan, each eligible employee may purchase shares of Common Stock at semi-annual intervals at a purchase price per share equal to 85% of the lower of (i) the fair market value of the Common Stock on the enrollment date for the offering period in which that semi-annual purchase date occurs, or (ii) the fair market value of the Common Stock on the semi-annual purchase date.

(2)	The calculation of weighted average exercise price does not include RSUs.

(3)	Includes shares available for future issuance under the Purchase Plan. As of December 31, 2016, an aggregate of 3,136,124 shares of Common Stock were available for issuance under the Purchase Plan.

(4)	Consists of the Company’s 2002 Stock Incentive Plan, 2011 Stock Incentive Plan and the Purchase Plan. In addition, there were 6,005 shares subject to stock options that were assumed in connection with the acquisition of ICx Technologies, Inc., as of December 31, 2016. The average exercise price of these options was $26.58.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors, officers, and beneficial owners of more than 10% of a registered class of the Company’s equity securities to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are also required to furnish the Company with copies of all Section 16(a) reports they file.

Based solely on the Company’s review of the copies of such reports received by it with respect to fiscal year 2016, or written representations from certain reporting persons, the Company believes that except as noted below, no director, officer or beneficial owner of more than 10% of the outstanding Common Stock of the Company failed to file on a timely basis the reports required under Section 16(a) of the Exchange Act during 2016. The Company failed to file timely the Form 4 for Mr. Brian Harding to report the shares forfeited to settle taxes due on the vesting of his restricted stock units on July 28, 2016. Mr. Harding’s Form 4 was filed on November 3, 2016.

STOCK OWNED BY MANAGEMENT

The following table sets forth certain information known to the Company with respect to the beneficial ownership of the Company’s Common Stock as of February 14, 2017 by: (i) each of the Company directors, (ii) each of the Company’s NEOs, and (iii) all directors and executive officers as a group. The Company believes that each of the following shareholders has sole voting and investment power with respect to the shares beneficially owned by such shareholder.

Name	Shares of Common Stock Beneficially Owned(1)	Percent of Common Stock Outstanding
Earl Lewis	2,059,856	1.50%
John Carter	153,188	*
William Crouch	157,295	*
Cathy Halligan	45,192	*
Angus MacDonald	135,988	*
Michael Smith	228,818	*
Cathy Stauffer	42,725	*
John Wood	130,802	*
Steve Wynne	140,928	*
Todd M. DuChene	55,998	*
Jeffrey D. Frank	62,214	*
Amit Singhi	24,653	*
Thomas A. Surran	165,598	*
Andrew C. Teich	879,108	*
Directors and executive officers as a group (17 persons)	4,335,155	3.0%

*	Less than one percent (1%)

(1)	Applicable percentage of ownership is based on 136,339,446 shares of FLIR Common Stock outstanding as of February 14, 2017. Beneficial ownership is determined in accordance with rules of the SEC, and includes voting power and investment power with respect to shares. None of the shares held by our directors or NEOs are pledged as security. Shares issuable upon the exercise of outstanding stock options that are currently exercisable or become exercisable within 60 days from February 14, 2017 and upon the vesting of RSU awards within 60 days from February 14, 2017 are considered outstanding for the purpose of calculating the percentage of Common Stock owned by such person, but not for the purpose of calculating the percentage of Common Stock owned by any other person. The numbers of shares listed in the table above include shares that are issuable upon the exercise of stock options that are currently exercisable or exercisable within 60 days from February 14, 2017 and upon the vesting of RSU awards within 60 days of February 14, 2017, as follows: Mr. Lewis—1,354,185; Mr. Carter—125,255; General Crouch—145,255; Ms. Halligan—40,585; Mr. Macdonald—125,255; Mr. Smith—145,255; Ms. Stauffer—40,585; Mr. Wood—114,055; Mr. Wynne—125,255; Mr. DuChene—48,372; Mr. Frank—58,669; Mr. Singhi—18,366; Mr. Surran—138,740; Mr. Teich—727,472; and all directors and executive officers as a group—3,243,739.

STOCK OWNED BY PRINCIPAL SHAREHOLDERS

The following table sets forth certain information known to the Company with respect to the beneficial ownership of the Company’s Common Stock by each person known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock as of December 31, 2016. Except as otherwise indicated, the Company believes that each of the following shareholders has sole voting and investment power with respect to the shares beneficially owned by such shareholder.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned(1)	Percent of Common Stock Outstanding
The Vanguard Group(2) 100 Vanguard Blvd. Malvern, PA 19355	12,917,001	9%
BlackRock, Inc.(3) 55 East 52nd Street New York, NY 10022	8,549,770	6%

(1)	Applicable percentage of ownership is based on 136,333,957 shares of FLIR Common Stock outstanding as of December 31, 2016.

(2)	This information as to beneficial ownership is based on a Schedule 13G/A filed by The Vanguard Group with the SEC on February 13, 2017. The Schedule 13G/A states that, as of December 31, 2016, The Vanguard Group is the beneficial owner of 12,917,001 shares of Common Stock as to which The Vanguard Group has sole dispositive power over 12,678,795 shares and shared dispositive power over 238,206 shares. The Vanguard Group has sole voting power over 212,428 shares and shared voting power over 30,955 shares.

(3)	This information as to beneficial ownership is based on a Schedule 13G/A filed by Blackrock, Inc. with the SEC on January 24, 2017. The Schedule 13G/A states that, as of December 31, 2016, Blackrock, Inc. is the beneficial owner of 8,549,770 shares of Common Stock as to which Blackrock, Inc. has sole dispositive power over 8,549,770 shares and sole voting power over 7,289,346 shares.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

There were no transactions with related persons during the year ended December 31, 2016. The Company’s Corporate Governance Principles adopted by the Board of Directors provide that neither the Company nor any individual shall enter into a related party transaction unless it has been reviewed and approved or ratified by the Audit Committee. A “related party transaction” for these purposes is defined as a transaction for which disclosure would be required pursuant to Item 404 of Regulation S-K.

PROPOSAL 2: APPROVAL OF THE AMENDED AND RESTATED 2012 EXECUTIVE BONUS PLAN

On February 27, 2012, the Compensation Committee adopted the FLIR Systems, Inc. 2012 Executive Bonus Plan (the “Bonus Plan”). The Amended and Restated 2012 Executive Bonus Plan was most recently approved by our Board and Compensation Committee on February 9, 2017 (the “Amended Bonus Plan”). The Amended Bonus Plan is intended to attract, retain and motivate key executives by providing cash performance awards. We are asking our shareholders to approve the Amended Bonus Plan so that we may continue to use the plan to achieve our business objectives and also to continue to permit us to receive a full federal income tax deduction for compensation (if any) paid under the Amended Bonus Plan that qualifies as “performance-based compensation” under Section 162(m) of the Internal Revenue Code (“Section 162(m)”).

The Bonus Plan last was approved by the shareholders at our 2012 Annual Meeting of Shareholders. In order for the potential cash compensation under the Bonus Plan to qualify as performance-based, the Bonus Plan must (among other things) be approved by the Company’s shareholders at least every five years. Therefore, we are asking shareholders to approve the Amended Bonus Plan at the Annual Meeting. The material terms of the Amended Bonus Plan are the same as the Bonus Plan approved by the shareholders at our 2012 Annual Meeting of Shareholders.

Shareholder approval is not required for the Company to be able to offer bonuses or other cash incentives to its employees. However, under Section 162(m), the Company may not receive a federal income tax deduction for compensation (including bonuses) paid to the Company’s Chief Executive Officer or any of the three other most highly compensated executive officers (other than our Chief Financial Officer) to the extent that any of these persons receives total compensation of more than $1,000,000 in any one year. If the compensation qualifies as “performance-based” under Section 162(m), we may be eligible to receive a full federal income tax deduction for the compensation, even if total compensation to an affected employee otherwise is more than $1,000,000 during a single year. The Amended Bonus Plan allows the Company the opportunity to choose to pay cash incentive compensation that is intended to be performance-based and therefore potentially fully tax deductible on the Company’s federal income tax return under current law.

If shareholders do not approve the Amended Bonus Plan, we will not use the Amended Bonus Plan and it will be terminated. However, if that happens, we may choose to pay bonuses or other incentives outside of the Amended Bonus Plan, which payments (if any) may not qualify for tax deductibility to the Company.

The following paragraphs provide a summary of the principal features of the Amended Bonus Plan and its operation. The Amended Bonus Plan is set forth in its entirety as Appendix A to this Proxy Statement. This summary is qualified in its entirety by reference to Appendix A.

Purpose

The Amended Bonus Plan is designed to attract, retain, and motivate key executives by providing cash performance awards. The Amended Bonus Plan is intended to permit the payment of awards under the Amended Bonus Plan that are intended to be fully deductible under Section 162(m). The Amended Bonus Plan provides executives with the ability to earn incentive awards for the achievement of goals relating to the performance of the Company or a subsidiary, division, other operational unit, or administrative department of the Company.

Eligibility to Participate

The Compensation Committee will continue to administer the Amended Bonus Plan, unless and until our board of directors chooses a different committee consisting of not less than two members of our board of directors whose members satisfy the requirements to be “outside directors” under Section 162(m) to administer the Amended Bonus Plan. The committee administering the Amended Bonus Plan is referred to in this proposal as the “Committee.” The Committee selects the executives and other employees of the Company or its subsidiaries that will be eligible to earn an award under the Amended Bonus Plan. The Committee may add to or delete eligible employees from the list of designated participants at any time, subject to any limitations required to comply with Section 162(m). We refer to these employees selected by the Committee to participate in the Amended Bonus Plan as participants under this proposal. Selection of an eligible employee to participate in the Amended Bonus Plan for any one performance period will not entitle the eligible employee to participate in any other performance period. The actual number of participants during any particular year cannot be determined in advance because the Committee has discretion to select the participants. We currently expect that approximately 7 employees will participate in the Amended Bonus Plan at any given time.

Target Awards and Performance Goals

Under the Amended Bonus Plan, the Committee assigns each participant a target award and establishes the performance goal or goals for a performance period in writing. The target awards will be expressed as a fixed dollar amount, a percentage of the participant’s base pay or total pay (excluding payments made under the Amended Bonus Plan), or based on a formula or standard, as determined by the Committee.

The Committee may establish multiple performance periods within one fiscal or calendar year or different performance periods for individual participants. For each performance period, the Committee will establish one or more performance goals applicable to an award under the Amended Bonus Plan. The performance goals established by the Committee may require performance achievement for one or more of the following criteria with regard to the Company (or a subsidiary, division, other operational unit or administrative department of the Company):

•	the attainment of certain target levels of, or a specified increase in, enterprise value or value creation targets;

•	the attainment of certain target levels of, or a percentage increase in after-tax or pre-tax profits;

•	the attainment of certain target levels of, or a specified increase in, operational cash flow;

•

the attainment of a certain level of reduction of, or other specified objectives with regard to limiting the level of increase in all or a portion of, the Company’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Committee;

•	the attainment of certain target levels of, or a specified percentage increase in, earnings per share or earnings per share from continuing operations;

•	the attainment of certain target levels of, or a specified percentage increase in, net sales, revenues, net income or earnings before income tax or other exclusions;

•	the attainment of certain target levels of, or a specified increase in, return on capital employed;

•	the attainment of certain target levels of, or a percentage increase in, after-tax or pre-tax return on shareholder equity;

•	the attainment of certain target levels of, or a percentage increase in, market share;

•	the attainment of certain target levels of, or a percentage increase in, the fair market value of the shares of the Company’s common stock;

•	the growth in the value of an investment in the Company’s common stock assuming the reinvestment of dividends;

•

the attainment of a certain level of, reduction of, or other specified objectives with regard to limiting the level of or increase in, all or a portion of controllable expenses or costs or other expenses or costs; or

•	the attainment of certain target levels of, or a specified increase in, economic value added targets based on a cash flow return on investment formula.

Performance goals also may be based upon the attainment of specified levels of performance under one or more of the measures described above relative to the performance of other corporations. To the extent permitted under Section 162(m), the Committee may adjust, modify, or amend these criteria or designate additional business criteria on which the performance goals may be based.

Actual Awards

After a performance period ends, the Committee will certify in writing the extent to which the pre-established performance goal or goals actually were achieved or exceeded. The actual award payable to a participant is determined using a pre-established formula that increases or decreases the participant’s target award based on the level of actual performance certified by the Committee. However, the Amended Bonus Plan limits actual awards to a maximum of $5,000,000 per participant for all performance periods.

The Committee has discretion to reduce or eliminate (but not to increase) the actual award of any participant and to determine whether a participant will receive an actual award in the event the participant’s employment with the Company terminates before the payment date of the actual award. The Committee, in its discretion, may adjust performance goals (or actual performance versus the performance goal) for certain business, financial, and/or legal effects set forth in the Amended Bonus Plan, so long as any such adjustment would not be expected to jeopardize the qualification of an actual award (discussed below) as performance-based compensation under Section 162(m).

Any actual awards that become payable under the Amended Bonus Plan generally will be paid in cash (or its equivalent) in a single lump sum no later than two and a half months after the end of the applicable performance period. The participant generally must be an active employee of the Company or one of its subsidiaries to receive an actual award under the Amended Bonus Plan. However, the Committee, in its discretion, may pay actual awards in circumstances that the Committee deems appropriate, including the participants, death, disability, retirement, or other termination of employment during any performance period. All actual awards generally will be based on achievement of the performance goals for the applicable performance period, except in certain cases of death or disability during the performance period (or such other termination or change in control situations as permitted under Section 162(m)).

The Committee also may choose to pay bonuses to Amended Bonus Plan participants outside of the Amended Bonus Plan on terms established by the Committee from time to time. Any such bonuses would not qualify as performance-based under Section 162(m).

The Committee, in its discretion, may require a participant to forfeit, return or reimburse to the Company all or a portion of any actual award paid under the Amended Bonus Plan in accordance with any then-effective Company compensation clawback or recovery policy as established or amended from time to time.

Subject to the terms of the Amended Bonus Plan, the Committee administering the Amended Bonus Plan has sole discretion to:

•	interpret the Amended Bonus Plan;

•	select the eligible executives who will be participants in the Amended Bonus Plan;

•	set the target awards and performance goals for awards within the Amended Bonus Plan’s guidelines;

•	certify attainment of performance goals and other material terms;

•	reduce awards;

•	authorize the payment of all awards and expenses of the Amended Bonus Plan as they become payable under the Amended Bonus Plan;

•	adopt, amend and rescind rules and regulations relating to the Amended Bonus Plan and its operation; and

•	make all other determinations and take all other actions permitted under Section 162(m) that are necessary or desirable for the Amended Bonus Plan’s administration.

Tax Effects of the Amended Bonus Plan

The Amended Bonus Plan is intended to permit (but not require) the payment of bonuses that are intended to qualify as “performance based” compensation under Section 162(m). Under Section 162(m), the Company may not receive a federal income tax deduction for compensation paid to our Chief Executive Officer or any of our other three most highly compensated executive officers (other than our Chief Financial Officer) to the extent that any of these persons receives more than $1,000,000 in any one year. However, “performance based” compensation that qualifies under Section 162(m) is exempt from this $1,000,000 limitation. The Amended Bonus Plan allows the Company the opportunity to choose to pay incentive compensation that is intended to be performance based and therefore potentially fully tax deductible on the Company’s federal income tax return (subject to future changes in tax laws and other circumstances). The Company also may choose to pay other or additional compensation outside of the Amended Bonus Plan that is not intended to qualify as performance-based compensation (and that, therefore, may not be tax deductible for the Company). For example, base salaries do not qualify as performance-based compensation and any bonuses paid outside of the Amended Bonus Plan likely would not qualify as performance-based compensation.

Amendment and Termination of the Amended Bonus Plan

Subject to any restrictions in the Amended Bonus Plan and any shareholder approval required in order for the Amended Bonus Plan to continue to comply with the requirements of Section 162(m), the Board or the Committee generally may amend, suspend, or terminate the Amended Bonus Plan at any time and for any reason, except that no amendment, suspension, or termination of the Amended Bonus Plan will alter or impair a participant’s right to receive payment of an award for a performance period otherwise payable under the Amended Bonus Plan without that participant’s consent.

The Amended Bonus Plan shall terminate unless it is approved at the Annual Meeting. If approved, the Amended Bonus Plan shall continue in effect until the Amended Bonus Plan is terminated under the terms of the previous paragraph.

Bonuses Paid to Certain Individuals and Groups

Awards (if any) under the Amended Bonus Plan are determined based on actual future performance. As a result, future actual awards cannot now be determined. The following table sets forth the certain information regarding performance-based cash incentives paid for 2016 performance for the persons and groups shown below. As our executive officers are eligible to receive awards under the Amended Bonus Plan, they have an interest in this proposal.

Name of Individual or Group	2016 Actual Award(1)
Andrew C. Teich	$440,800
Amit Singhi	165,100
Thomas A. Surran	192,800
Todd M. DuChene	147,200
Jeffrey D. Frank	94,500
All executive officers, as a group	1,263,100
All directors who are not executive officers, as a group(2)	—
All employees who are not executive officers, as a group(2)	—

(1)	The Bonus Plan limits actual awards to a maximum of $5,000,000 per person for all performance periods ending during a fiscal year.

(2)	The individuals in this group were not eligible to participate in the Bonus Plan during 2016.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends that you vote “FOR” the approval of the 2012 Amended and Restated Executive Bonus Plan. Approval of this proposal requires the affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting. Abstentions will have the effect of a vote “against” the approval of the Amended Bonus Plan. Broker non-votes will have no effect on the outcome of the vote.

PROPOSAL 3: RATIFICATION OF APPOINTMENT OF THE INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM AND RELATED INFORMATION

Appointment of Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors has appointed KPMG LLP to act as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2017, subject to the ratification of such appointment by the Company’s shareholders. KPMG LLP served as the Company’s independent registered public accounting firm for the year ended December 31, 2016.

Recommendations of the Audit Committee and the Board of Directors

Each of the Audit Committee and the Board of Directors unanimously recommends that shareholders vote FOR the ratification of the appointment of the independent registered public accounting firm. If a quorum is present, this proposal will be approved if the number of votes cast FOR the proposal exceed the number of votes cast AGAINST the proposal. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the Annual Meeting but will have no effect on the determination of the outcome of this proposal. No determination has been made as to what action the Board of Directors would take if the shareholders do not ratify the appointment.

A representative of KPMG LLP who is expected to be present at the Annual Meeting, will be given the opportunity to make a statement and will be available to respond to appropriate questions at the Annual Meeting.

Fees Paid To KPMG LLP

All services to be provided by KPMG LLP are required to be, and in 2016 and 2015 were, approved by the Audit Committee in advance. The audit and audit-related services are approved annually. With respect to services other than audit and audit-related services, at least annually, the independent registered public accounting firm submits to the Audit Committee, for its approval, anticipated engagements for the ensuing year, either at the time that the Audit Committee reviews and approves the annual audit engagement, or at a time specifically scheduled for reviewing such other services. Quarterly, and in conjunction with the Audit Committee’s regularly scheduled meetings, the independent registered public accounting firm presents to the Audit Committee for pre-approval any proposed engagements not previously reviewed and approved. In the event that an audit or non-audit service requires approval prior to the next regularly scheduled meeting of the Audit Committee, KPMG LLP must contact the Chairman of the Audit Committee to obtain such approval. The approval must be reported to the Audit Committee at its next regularly scheduled meeting.

The aggregate fees billed by KPMG LLP for professional services rendered for the fiscal years ended December 31, 2016 and 2015 were as follows:

	Years Ended December 31
	2016	2015
Audit Fees	$2,465,000	$2,666,000
Audit-Related Fees	32,000	30,000
Tax Fees	709,000	999,000
Other Fees	—	—

Total Fees	$3,206,000	$3,695,000

Audit Fees.    Audit fees include fees for services rendered for the audit of the annual financial statements included in Annual Reports on Form 10-K, including audit procedures related to business acquisitions, the audit of internal control over financial reporting and the review of the quarterly financial statements included in Quarterly Reports on Form 10-Q. In addition, amounts include fees for statutory filings and audits, issuance of consents and assistance with and review of documents filed with the SEC. For 2015, audit fees included $170,000 incurred for that year’s audit that were not known at the time of the finalization of the 2016 proxy statement.

Audit-Related Fees.    Audit-related fees include fees for consultation on internal control matters and the annual audit of an employee benefit plan.

Tax Fees.    Tax fees include fees principally for tax consultation and tax compliance services.

PROPOSAL 4: ADVISORY VOTE ON EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Exchange Act, we are providing shareholders with a vote to approve, on an advisory basis, the compensation of our NEOs as disclosed in this Proxy Statement in accordance with SEC rules. The advisory vote on executive compensation described in this proposal is commonly referred to as a “say-on-pay” vote. As a result of the vote of the Company’s shareholders at the 2011 Annual Meeting, the Company is required to provide the Company’s shareholders the opportunity to vote to approve, on an advisory basis, the compensation of our NEOs every three years. We expect to hold the next such vote at the 2018 Annual Meeting.

As described in the Compensation Discussion and Analysis, the principal objectives of the Company’s executive compensation program are:

•	To attract and retain executive officers with the skills, experience and motivation to enable the Company to achieve its stated objectives;

•

To provide a mix of current, short-term and long-term compensation to achieve a balance between current income and long-term incentive opportunity and promote focus on both annual and multi-year business objectives;

•	To align total compensation with the performance commitments we seek for our shareholders, including, long-term growth in revenue and EPS;

•	To allow executive officers who demonstrate consistent performance over a multi-year period to earn above-average compensation when we achieve above-average long-term performance;

•	To be affordable and appropriate in light of our size, strategy and anticipated performance; and

•

To be straightforward and transparent in its design, so that shareholders and other interested parties can clearly understand all elements of our compensation programs, individually and in the aggregate.

This proposal gives our shareholders the opportunity to express their views on the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement. For the reasons discussed above, we are asking our shareholders to indicate their support for our executive compensation by voting FOR the following resolution at the Annual Meeting:

RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure includes the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure).

The say-on-pay vote is an advisory vote only, and therefore it will not bind the Company or our Board of Directors or our Compensation Committee. However, the Board of Directors and the Compensation Committee will consider the voting results as appropriate when making future decisions regarding executive compensation.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends that shareholders vote FOR the approval of the advisory resolution relating to the compensation of our named executive officers as disclosed in this Proxy Statement. If a quorum is present, in order to approve the advisory vote on executive compensation, the number of votes cast in favor of the proposal must exceed the number of votes cast opposing the proposal. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the Annual Meeting but will have no effect on the determination of the outcome of this proposal.

PROPOSAL 5: ADVISORY VOTE ON THE FREQUENCY WITH WHICH AN

ADVISORY VOTE ON EXECUTIVE COMPENSATION SHOULD BE HELD

Section 14A of the Exchange Act requires the Company to include in its proxy statement the say-on-pay vote described in the previous proposal not less frequently than once every three years. Section 14A also requires the Company to provide shareholders, at least every six years, with the opportunity to vote on whether the say-on-pay vote should be held every year, every two years or every three years. The Company’s shareholders last voted on the frequency with which an advisory vote on executive compensation should be held at the 2011 Annual Meeting.

After careful consideration of this proposal and feedback from the Company’s shareholders, the Board has determined that the Company should hold a say-on-pay vote every year. In formulating its recommendation, the Board considered that compensation decisions are made annually and that an annual advisory vote on executive compensation will allow shareholders to provide more frequent and direct input on our compensation philosophy, policies and practices.

Shareholders are not voting to approve or disapprove of the Board’s recommendation. Instead, the proxy card provides shareholders with four choices with respect to this proposal: one year, two years, three years or shareholders may abstain from voting on the proposal. For the reasons discussed above, we are asking our shareholders to vote for a ONE YEAR frequency when voting on this proposal at the Annual Meeting.

This vote is an advisory vote only, and therefore it will not bind the Company or our Board of Directors or our Compensation Committee. However, the Board and the Compensation Committee will consider the voting results as appropriate when adopting a policy on the frequency of future say-on-pay votes.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends that shareholders vote FOR holding an advisory vote on executive compensation EVERY YEAR. The option of one year, two years or three years that receives the highest number of votes cast by shareholders will be the frequency for the advisory vote on executive compensation that has been selected by shareholders. However, because this vote is advisory and not binding on the Board of Directors in any way, the Board may decide that it is in the best interests of our shareholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by our shareholders.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors is responsible for monitoring the integrity of the Company’s consolidated financial statements, the Company’s systems of internal controls and the independence and performance of the independent registered public accounting firm. The Audit Committee is comprised of four non-employee directors, each of whom is an independent director as defined in Section 10A(m) of the Exchange Act, and Rule 10A-3 promulgated thereunder, and by the listing rules of NASDAQ. The Board of Directors has determined that Mr. Smith qualifies as an “audit committee financial expert” for purposes of regulations of the SEC. The Audit Committee operates pursuant to a written charter approved by the Board of Directors. The charter is reviewed annually. A copy of the charter is available for review on the Company’s website at www.flir.com/investor.

The Company’s management is responsible for the financial reporting process, including the system of internal controls, and for the preparation, presentation and integrity of the consolidated financial statements in accordance with United States generally accepted accounting principles. The Company’s independent registered public accounting firm is accountable to the Audit Committee and is responsible for performing an independent audit of those consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (the “PCAOB”). The independent registered public accounting firm is responsible for expressing an opinion as to the conformity of the Company’s consolidated financial statements with United States generally accepted accounting principles and on the Company’s internal control over financial reporting. The Audit Committee acts in an oversight capacity and its responsibility is to monitor and review these processes. The Audit Committee selects, hires and evaluates the independent registered public accounting firm. In its oversight role, the Audit Committee relies, without independent verification, on management’s representation that the Company’s consolidated financial statements have been prepared with integrity and objectivity and in conformity with United States generally accepted accounting principles, and on the report of the Company’s independent registered public accounting firm, KPMG LLP, with respect to the Company’s consolidated financial statements.

The Audit Committee held five meetings during fiscal year 2016. At each of these meetings, the Audit Committee met with senior members of the Company’s financial management team, the Company’s President and Chief Executive Officer and the Company’s independent registered public accounting firm. The Audit Committee has reviewed and discussed the audited financial statements with management. The Audit Committee held private sessions with KPMG LLP as required, at which discussions of financial management, accounting and internal controls took place. The Audit Committee reviewed with KPMG LLP the overall scope and plans for their audit, the results of the audit examinations, the effectiveness of the Company’s internal controls and the quality of the Company’s financial reporting.

The Audit Committee also discussed with representatives of KPMG LLP the matters required to be communicated by the statement on Auditing Standards No. 16 “Communication with Audit Committees” as adopted by the PCAOB. The PCAOB requires the Company’s independent registered public accounting firm to provide the Audit Committee with additional information regarding the scope and results of its audit of the Company’s consolidated financial statements with respect to:

•	Its responsibility under professional standards;

•	Significant accounting policies;

•	Critical accounting policies and practices;

•	Qualitative aspects of accounting practices;

•	Significant management judgments and accounting estimates;

•	Uncorrected and corrected misstatements;

•	Disagreements with management;

•	Management’s consultation with other accountants;

•	Significant issues discussed, or subject to correspondence with management;

•	Significant difficulties encountered during the audit;

•	Other significant findings or issues; and

•	Confirmation of audit independence.

The Audit Committee discussed with KPMG LLP its independence. KPMG LLP provided the Audit Committee with the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence to the effect that, in its professional judgment, KPMG LLP is independent of the Company under PCAOB Rule 3520 and all other relevant professional and regulatory standards. The Audit Committee also discussed with KPMG LLP that the provision of non-audit services was compatible with KPMG LLP maintaining its independence.

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved and recommended, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, for filing with the SEC.

THE AUDIT COMMITTEE

Michael T. Smith, Chair
Catherine A. Halligan
Angus L. Macdonald
Steven E. Wynne

DATES FOR SUBMISSION OF SHAREHOLDER PROPOSALS FOR 2018 ANNUAL MEETING OF

SHAREHOLDERS

Pursuant to Rule 14a-8 under the Exchange Act, some shareholder proposals may be eligible for inclusion in the Company’s Proxy Statement for the 2018 Annual Meeting of Shareholders. Any such proposal must be received by the Company not later than November 9, 2017. Alternatively, under the Company’s Bylaws, a proposal or nomination that a shareholder does not seek to include in the Company’s proxy statement pursuant to Rule 14a-8 may be delivered to the Corporate Secretary of the Company not less than 90 days (i.e., not after January 12, 2018) nor more than 120 days (i.e., not before December 19, 2017) prior to the anniversary date of the prior year’s annual meeting; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the shareholder must be received not later than the close of business on the 10th day following the day on which notice of the date of the annual meeting was mailed or public disclosure of an annual meeting date was made. A shareholder’s submission must include certain specified information concerning the proposal or nominee, as the case may be, and information as to the shareholder’s ownership of Common Stock of the Company. Proposals or nominations not meeting these requirements will not be entertained at the Annual Meeting.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors does not know of any other matters to be presented for action by the shareholders at the Annual Meeting. If, however, any other matters not now known are properly brought before the Annual Meeting, the persons named in the accompanying proxy will vote such proxy in accordance with the determination of a majority of the Board of Directors.

COST OF SOLICITATION

The cost of soliciting proxies will be borne by the Company. Officers, other employees and directors may solicit proxies personally or by telephone without any addition to their regular compensation. Upon request, we will reimburse the reasonable costs incurred by brokers, banks, or other nominees for mailing proxy materials and annual shareholder reports to the beneficial owners of the shares they hold of record.

ADDITIONAL INFORMATION

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 accompanies this Proxy Statement. The Company is required to file an Annual Report on Form 10-K for its fiscal year ended December 31, 2016 with the SEC. Shareholders may obtain, free of charge, a copy of the Form 10-K (without exhibits) by writing to Investor Relations, FLIR Systems, Inc., 27700 SW Parkway Avenue, Wilsonville, Oregon 97070.

Shareholders Sharing the Same Last Name and Address

If you own your shares through a broker, bank or other nominee, the Company is sending only one Proxy Statement or notice of availability of proxy materials to you if you share a single address with another shareholder unless we received instructions to the contrary from you. This practice, known as “householding,” is designed to eliminate duplicate mailings, conserve natural resources and reduce the Company’s printing and mailing costs. If you received only one copy of this Proxy Statement or a notice of availability of proxy materials and wish to receive a separate copy for each shareholder at your household, or if, at any time, you wish to resume receiving separate proxy statements or notices of availability of proxy materials, or if you are receiving multiple proxy statements or notices of availability of proxy materials and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to Investor Relations, FLIR Systems, Inc., 27700 SW Parkway Avenue, Wilsonville, Oregon 97070 or calling Investor Relations at (503) 498-3547, and we will promptly deliver additional materials or refrain from delivering additional materials, as requested.

Electronic Delivery of Proxy Materials and Annual Report

This Proxy Statement and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 are available on the Company’s website at www.flir.com/investor. If you own your shares through a broker, bank or other nominee, instead of receiving paper copies in the mail of next year’s proxy statement and annual report or a notice of availability of proxy materials, you can elect to receive an e-mail message that will provide a link to these documents by contacting the institution that holds your shares. By opting to access your proxy materials online, you will reduce the amount of mail you receive, help conserve natural resources and reduce the Company’s printing and mailing costs.

By Order of the Board of Directors

Earl R. Lewis
Chairman of the Board of Directors

Wilsonville, Oregon

March 10, 2017

Appendix A

FLIR SYSTEMS, INC.

AMENDED AND RESTATED 2012 EXECUTIVE BONUS PLAN

1.	PURPOSE

The purpose of this Plan is to attract, retain and motivate key executives by providing cash performance awards. The Plan is intended to permit the payments of Awards under the Plan that qualify as performance-based compensation under Code Section 162(m).

2.	DEFINITIONS

Unless the context otherwise requires, the follow terms have the meanings set forth below:

a. “Award” means the total Performance Award as determined under the Plan.

b. “Board” means the Board of Directors of the Company.

c. “Code” means the Internal Revenue Code of 1986, as amended and any successor thereto.

d. “Committee” means the Compensation Committee of the Board or such other committee as the Board may appoint to administer the Plan, all of whose members will satisfy the requirements to be “outside directors,” as defined under Code Section 162(m) and Treasury Regulations Section 1.162-27(e)(3), and is comprised of at least two members.

e. “Company” means FLIR Systems, Inc. and any successor by merger, consolidation or otherwise.

f. “Eligible Employee” means as to any Performance Period the Company’s Chief Executive Officer and any other employees of the Company or its Subsidiaries.

g. “Employee Target Award” means the targeted performance award for a Performance Period specified by the Committee as provided in Section 5 hereof. h. “Exchange Act” means the Securities Exchange Act of 1934, as amended and any successor thereto. i. “Participant” means an Eligible Employee selected, in accordance with Section 4 hereof, for participation in the Plan for a specific Performance Period.

j. “Performance Award” means the amount paid or payable under Section 6 hereof.

k. “Performance Goal” means the objective performance goals, formulae or standards that the Committee will establish in accordance with Section 6(b) hereof.

l. “Performance Period” means a period of time as determined by the Committee over which the Performance Goal is measured. The Performance Period need not be identical for all Awards or Participants and the Committee may establish multiple Performance Periods within one fiscal or calendar year or different Performance Periods for individual Participants.

m. “Plan” means this FLIR Systems, Inc. 2012 Executive Bonus Plan, as amended and restated.

n. “Subsidiary” means, other than the Company, (i) any corporation in an unbroken chain of corporations beginning with the Company which owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain; (ii) any corporation or trade or business (including, without limitation, a partnership or limited liability company) which is controlled fifty percent (50%) or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) by the Company or one of its Subsidiaries; or (iii) any other entity in which the Company or any of its Subsidiaries has a material equity interest and which is designated as a “Subsidiary” by resolution of the Committee.

3.	ADMINISTRATION OF THE PLAN

a. The Plan will be administered by the Committee. The Committee will have the exclusive authority and responsibility to: (i) interpret the Plan; (ii) select Participants; (iii) set the Employee Target Awards and Performance Goals for Awards within the Plan guidelines; (iv) certify attainment of Performance Goals and other material terms; (v) reduce Awards as provided herein; (vi) authorize the payment of all Awards and expenses of the Plan as they become payable under the Plan; (vii) adopt, amend and rescind rules and regulations relating to the Plan and its operation; and (viii) make all other determinations and take all other actions necessary or desirable for the Plan’s administration including, without limitation, correcting any defect, supplying any omission or reconciling any inconsistency in this Plan in the manner and to the extent it will deem necessary, but only to the extent any such action would be permitted under Code Section 162(m).

b. Decisions of the Committee will be made by a majority of its members. All decisions of the Committee on any question concerning the Plan, including selection of Participants, the amount and criteria for an Award and the interpretation and administration of the Plan will be final, conclusive and binding upon all parties. The Committee may rely on information, and consider recommendations, provided by the Board or the executive officers of the Company. The Plan is intended to comply with the requirements for providing performance-based compensation under Code Section 162(m), and all provisions contained herein will be limited, construed and interpreted in a manner to comply therewith.

c. No member of the Committee will be liable for any action, omission, or determination relating to the Plan, and the Company will indemnify and hold harmless each member of the Committee and each other director or employee of the Company or its affiliates to whom any duty or power relating to the administration or interpretation of the Plan has been delegated against any cost or expense (including counsel fees, which fees will be paid as incurred) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of or in connection with any action, omission or determination relating to the Plan, unless, in each case, such action, omission or determination was taken or made by such member of the Committee in bad faith and without reasonable belief that it was allowed or required by the Plan. The foregoing provisions are in addition to and will not be deemed to limit or modify, any exculpatory rights or rights to indemnification or the advancement of expenses that any such persons may now or hereafter have, whether under the Company’s articles or bylaws, the Oregon Business Corporation Act, or otherwise.

4.	ELIGIBILITY AND PARTICIPATION

a. For each Performance Period, the Committee will select the Eligible Employees who are to participate in the Plan.

b. No person will be entitled to participate in this Plan or receive any Award under this Plan for any Performance Period unless he or she is so designated as a Participant for that Performance Period. The Committee may add to or delete Eligible Employees from the list of designated Participants at any time and from time to time, in its sole discretion, subject to any limitations required to comply with Code Section 162(m). Selection of an Eligible Employee to participate in the Plan for one Performance Period will not entitle the Eligible Employee to participate in any other Performance Period.

5.	EMPLOYEE TARGET AWARD

a. For each Performance Period, the Committee may specify a targeted performance award for each Participant, which will be referred to herein as an Employee Target Award. The Employee Target Award may be

expressed, at the Committee’s discretion, as a fixed dollar amount, a percentage of base pay or total pay (excluding payments made under this Plan), or an amount determined pursuant to an objective formula or standard. Establishment of a Participant’s Employee Target Award for a Performance Period will not imply or require that the same level or any Employee Target Award be set for any subsequent Performance Period or for any other Participant. At the time the Performance Goals are established (as provided in Section 6(b) below), the Committee will prescribe a formula to determine the percentages (which, subject to Section 6(d) hereof, may be greater than one-hundred percent (100%)) of the Employee Target Award which may be payable based upon the degree of attainment of the Performance Goals during the Performance Period. The Committee may impose terms and conditions attached to the Award, such as employment on the payment date. Terms and conditions need not be uniform between Awards or Participants and may reflect distinctions based upon the Committee’s discretion.

b. Notwithstanding anything else herein, unless otherwise specified by the Committee with respect to an Employee Target Award, the Committee may, in its sole discretion, elect to pay a Participant an amount (including zero) that is less than the Participant’s Employee Target Award (or attained percentage thereof) regardless of the degree of attainment of the Performance Goals.

6.	PERFORMANCE AWARD PROGRAM

a. Performance Awards. Subject to Section 7 hereof, each Participant is eligible to receive up to the achieved percentage of their Employee Target Award for a Performance Period (or, subject to Section 5(b), such lesser amount as determined by the Committee in its sole discretion) based upon the attainment of the objective Performance Goals established pursuant to Section 6(b) below and the formula established pursuant to Section 5. Except as specifically provided in Section 7, no Performance Award will be made to a Participant for a Performance Period unless the minimum Performance Goals for such Performance Period are attained.

b. Performance Goals. The Committee will establish the objective performance goals, formulae or standards and the Employee Target Award (if any) applicable to each Participant or class of Participants for a Performance Period in writing before (i) the earlier of 90 days after commencement of the Performance Period or expiration of 25% of the Performance Period, provided that the achievement of the Performance Goals is substantially uncertain at such time, or (ii) such later date as permitted under Code Section 162(m). Such Performance Goals may incorporate, if and only to the extent permitted under Code Section 162(m), provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar type events or circumstances. To the extent any such provision would create impermissible discretion under Code Section 162(m) or otherwise violate Code Section 162(m), such provision will be of no force or effect. These Performance Goals will be based on one or more of the following criteria with regard to the Company (or a Subsidiary, division, other operational unit or administrative department of the Company): (i) the attainment of certain target levels of, or a specified increase in, enterprise value or value creation targets; (ii) the attainment of certain target levels of, or a percentage increase in after-tax or pre-tax profits, including without limitation that attributable to continuing and/or other operations; (iii) the attainment of certain target levels of, or a specified increase in, operational cash flow; (iv) the attainment of a certain level of reduction of, or other specified objectives with regard to limiting the level of increase in all or a portion of, the Company’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Committee; (v) the attainment of certain target levels of, or a specified percentage increase in, earnings per share or earnings per share from continuing operations; (vi) the attainment of certain target levels of, or a specified percentage increase in, net sales, revenues, net income or earnings before income tax or other exclusions; (vii) the attainment of certain target levels of, or a specified increase in, return on capital employed (including, without limitation, return on invested capital or return on committed capital); (viii) the attainment of certain target levels of, or a percentage increase in, after-tax or pre-tax return on shareholder equity; (ix) the attainment of certain target levels of, or a percentage increase in, market share; (x) the attainment of certain target levels of, or a percentage increase in, the fair market value of the shares of the Company’s common stock; (xi) the growth in the value of an investment in the Company’s common stock assuming the reinvestment of dividends; (xii) the attainment of a certain level of, reduction of, or other specified objectives with regard to limiting the level of or increase in, all or a portion of controllable expenses or costs or other expenses or costs; or (xiii) the attainment of certain target levels of, or a specified increase in, economic value added targets based on a cash flow return on investment formula. In addition, such Performance Goals may be based upon the attainment of specified levels of Company (or Subsidiary, division, other operational unit or administrative department of the Company) performance under one or more of the measures described above relative to the performance of other corporations. To the extent permitted under Code Section 162(m) (including, without limitation, compliance with any requirements for shareholder approval), the Committee may: (i) designate additional business criteria on which the Performance Goals may be based or (ii) adjust, modify or amend the aforementioned business criteria.

c. Determination of Performance. Except as otherwise provided herein or specified by the Committee at the time the Performance Goals are established, the measures used in Performance Goals set under the Plan will be determined in accordance with generally accepted accounting principles (“GAAP”) and in a manner consistent with the methods used in the preparation of the financial statements included with the Company’s regular reports on Forms 10-K and 10-Q. To the extent permitted under Code Section 162(m) (including, without limitation, compliance with any requirements for shareholder approval), the Performance Goals may be measured in a manner other than in accordance with GAAP as long as such terms are approved by the Committee by the date specified in the first sentence of Section 6(b).

d. Maximum Performance Award. The maximum Performance Award payable to a Participant for all Performance Periods ending in a fiscal year of the Company is $5,000,000.

e. Payment Date; Committee Certification. Performance Awards will be paid in cash as soon as administratively feasible after the Performance Period in which they are earned is completed, but not before the Committee certifies in writing that the Performance Goals specified pursuant to Section 6(b) above (except to the extent permitted under Code Section 162(m) and provided in Section 7 with regard to death, disability or certain other termination situations) were, in fact, satisfied. The Committee will certify in writing satisfaction of the Performance Goals and, except as otherwise provided by the Committee or payable under a deferred compensation arrangement, make Award payments within two and one-half (2 1/2) months after the end of each Performance Period.

7.	EMPLOYMENT ON AWARD DATE GENERALLY REQUIRED FOR AWARD

No Award will be made to any Participant who is not an active employee of the Company or one of its Subsidiaries or affiliates on the date Awards for the Performance Period are generally paid to Participants; provided, however, that the Committee, in its sole and absolute discretion, may make Awards to Participants for a Performance Period in circumstances that the Committee deems appropriate including, but not limited to, a Participant’s death, disability, retirement or other termination of employment during such Performance Period. All such Awards will be based on achievement of the Performance Goals for the Performance Period, except that, to the extent permitted under Code Section 162(m), in the case of death or disability during the Performance Period (or such other termination or change in control situations as permitted under Code Section 162(m)) an amount equal to or less than the Employee Target Awards may be made by the Committee either during or after the Performance Period without regard to actual achievement of the Performance Goals.

8.	NON-ASSIGNABILITY

No Award under this Plan nor any right or benefit under this Plan will be subject to anticipation, alienation, sale, assignment, pledge, encumbrance, garnishment, execution or levy of any kind or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber and to the extent permitted by applicable law, charge, garnish, execute upon or levy upon the same will be void and will not be recognized or given effect by the Company or the Plan.

9.	NO RIGHT TO EMPLOYMENT

Nothing in the Plan or in any notice of award pursuant to the Plan will confer upon any person the right to continue in the employment of the Company or one of its Subsidiaries or affiliates nor affect the right of the Company or any of its Subsidiaries or affiliates to terminate the employment of any Participant, all without incurring liability under this Plan.

10.	TERM; AMENDMENT OR TERMINATION; CODE SECTION 409A

a. This Plan shall be effective February 9, 2017. Notwithstanding the foregoing, Plan shall terminate unless it is approved at the next annual meeting of the Company’s shareholders following the date the Board adopts this Plan. If approved by the Company’s shareholders, this Plan shall continue in effect until the Plan is terminated under Section 10(b).

b. The Board (or a duly authorized committee thereof) may, in its sole and absolute discretion, amend, suspend or terminate the Plan or adopt a new plan in place of this Plan at time; provided, however, that no such amendment will, without the prior approval of the shareholders of the Company entitled to vote thereon in accordance with applicable laws to the extent required under Code Section 162(m): (i) materially alter the Performance Goals as set forth in Section 6(b); (ii) increase the maximum amount set forth in Section 6(d); (iii) change class of Eligible Employees set forth in Section 4(a); or (iv) implement any change to a provision of the Plan requiring shareholder approval in order for the Plan to continue to comply with the requirements of Code Section 162(m).

c. It is intended that all bonuses payable under this Plan will be exempt from the requirements of Code Section 409A pursuant to the “short-term deferral” exemption or, in the alternative, will comply with the requirements of Code Section 409A so that none of the payments and benefits to be provided under this Plan will be subject to the additional tax imposed under Code Section 409A, and any ambiguities or ambiguous terms herein shall be interpreted to so comply or be exempt. To the extent any bonuses payable under the Plan are deferred pursuant to a deferral election under a Company nonqualified deferred compensation arrangement, it is intended that, unless otherwise determined by the Committee, such deferral elections and deferrals and the payment of such bonuses, in all cases, will comply with Code Section 409A, and any ambiguities or ambiguous terms herein shall be interpreted to so comply. Each payment and benefit payable under this Plan is intended to constitute a separate payment for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations. Notwithstanding anything herein to the contrary, any provision in this Plan that is inconsistent with Code Section 409A is deemed to be amended to comply with Code Section 409A and to the extent such provision cannot be amended to comply therewith, such provision will be void. The Board (or a duly authorized committee thereof) may at any time and from time to time amend, in whole or in any or all of the provisions of this Plan to comply with Code Section 409A and the regulations thereunder or any other applicable law without Participant consent. However, unless explicitly determined otherwise in writing by the Committee, in no event will the Company or any Subsidiary pay or reimburse any Participant for any taxes or other costs that may be imposed on the Participant as a result of Section 409A or any other section of the Code or other tax rule or regulation.

11.	SEVERABILITY

In the event that any one or more of the provisions contained in the Plan will, for any reason, be held to be invalid, illegal or unenforceable, in any respect, such invalidity, illegality or unenforceability will not affect any other provision of the Plan and the Plan will be construed as if such invalid, illegal or unenforceable provisions had never been contained therein.

12.	WITHHOLDING

The Company (or the Subsidiary employing the applicable Participant) will have the right to withhold or make such provisions as it deems necessary or appropriate to satisfy any obligations it may have to withhold federal, state or local income or other taxes incurred by reason of payments pursuant to the Plan.

13.	GOVERNING LAW

This Plan and any amendments thereto will be construed, administered, and governed in all respects in accordance with the laws of the State of Oregon (regardless of the law that might otherwise govern under applicable principles of conflict of laws).

14.	COMPENSATION RECOVERY POLICY

The Committee, in its sole discretion, may require a Participant to forfeit, return or reimburse to the Company all or a portion of any Award received in accordance with any then-effective Company compensation clawback or recovery policy, as may be established or amended from time to time. Any such policy generally shall be intended to apply substantially equally to all officers of the Company, except as the Committee (or the Board or a committee of the Board, as determined by the Board), in its discretion, determines is reasonably necessary or appropriate to comply with applicable laws.

FLIR SYSTEMS, INC.

27700 SW PARKWAY AVENUE

WILSONVILLE, OR 97070

ATTENTION: HEATHER CHRISTIANSEN

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E16726-P85514-Z69215	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FLIR SYSTEMS, INC.
The Board of Directors recommends you vote FOR the following proposals:

1.	Election of Directors

	Nominees:		For	Against	Abstain

	1a.	John D. Carter	☐	☐	☐

	1b.	William W. Crouch	☐	☐	☐

	1c.	Catherine A. Halligan	☐	☐	☐

	1d.	Earl R. Lewis	☐	☐	☐

	1e.	Angus L. Macdonald	☐	☐	☐

	1f.	Michael T. Smith	☐	☐	☐

	1g.	Cathy A. Stauffer	☐	☐	☐

	1h.	Andrew C. Teich	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.					☐

Please indicate if you plan to attend this meeting.			☐	☐

			Yes	No

		For	Against	Abstain

	1i. John W. Wood, Jr.	☐	☐	☐

	1j. Steven E. Wynne	☐	☐	☐

2.	To approve the 2012 Executive Bonus Plan, which is intended to attract, retain and motivate key executives by providing cash performance awards.	☐	☐	☐

3.	To ratify the appointment by the Audit Committee of the Company’s Board of Directors of KPMG LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2017.	☐	☐	☐

4.	To approve, on an advisory basis, the compensation of the Company’s Named Executive Officers as disclosed in the proxy statement.	☐	☐	☐

The Board of Directors recommends you vote every year on the following proposal:	1 Year	2 Years	3 Years	Abstain

5.	To approve that the Company hold an advisory vote on executive compensation every year. ☐	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

E16727-P85514-Z69215

FLIR SYSTEMS, INC.

Annual Meeting of Shareholders

April 21, 2017 9:00 AM

This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Todd M. DuChene and Heather F. Christiansen, or either of them, as proxies, each with the power to appoint their substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of FLIR SYSTEMS, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 9:00 AM, PDT on April 21, 2017, at FLIR Systems, Inc., 27700 SW Parkway Avenue, Wilsonville, OR 97070, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the recommendations of the Board of Directors.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side